THIRD AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of April 18, 2000



                                      among

                                FERRELLGAS, L.P.,

                                FERRELLGAS, INC.,

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                       and

                             BANK OF AMERICA, N.A.,

                 as Administrative Agent and Documentation Agent



                                   Arranged By

                         BANC OF AMERICA SECURITIES LLC

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 18, 2000, among FERRELLGAS, L.P., a Delaware limited partnership (the "Borrower"), FERRELLGAS, INC., a Delaware corporation and the sole general partner of the Borrower (the "General Partner"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank") and BANK OF AMERICA, N.A. ("BofA"), as agent for the Banks (in such capacity, the "Administrative Agent" and as documentation agent (in such capacity, "Documentation Agent") under this Agreement.

                                 R E C I T A L S

         WHEREAS, the Borrower, the General Partner, the Banks and the Administrative Agent are parties to the Existing Credit Agreement (as defined below), pursuant to which the Banks have (a) made revolving credit loans to the Borrower pursuant to the Facility A Commitments under the Existing Credit Agreement solely for working capital purposes in an aggregate amount of up to $40,000,000, (b) made revolving credit loans to the Borrower and have issued or participated in letters of credit for the account of the Borrower pursuant to the Facility B Commitments under the Existing Credit Agreement, in each case under this clause (b) for working capital and general partnership purposes in an aggregate amount of up to $50,000,000, and (c) made revolving credit loans to the Borrower pursuant to the Facility C Commitments under the Existing Credit Agreement for working capital, Acquisitions and general partnership purposes in an aggregate amount of up to $55,000,000.

         WHEREAS, the Borrower has requested that (i) the Facility A Commitments and Facility A Revolving Loans outstanding under the Existing Credit Agreement be continued as Facility A Commitments and Facility A Revolving Loans under this Agreement, the proceeds of which are to be used by the Borrower solely for working capital purposes, (ii) the Facility B Commitments, Facility B Revolving Loans, Facility C Commitments, Facility C Revolving Loans and Existing Letters of Credit (as defined below) outstanding under the Existing Credit Agreement be continued as or converted into (as the case may be) Facility B Commitments, Facility B Revolving Loans and Letters of Credit under this Agreement, the proceeds of which are to be used by the Borrower for Acquisitions, capital expenditures, working capital and general partnership purposes and (iii) the Existing Credit Agreement otherwise be amended and restated in its entirety as set forth below in this Agreement; and

         WHEREAS, the Banks are willing, on and subject to the terms and conditions set forth in this Agreement, to amend and restate the terms of the Existing Credit Agreement and to extend credit under this Agreement as more particularly hereinafter set forth.

         ACCORDINGLY, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

                                   DEFINITIONS

     1.01 Certain Defined Terms. The following terms have the following meanings: ---------------------

                  "1994 Fixed Rate Senior Notes" means the 10% Series A Fixed Rate Senior Notes due 2001 that were issued by the Borrower and Ferrellgas Finance Corp. pursuant to that certain Indenture dated as of July 5, 1994 among the Borrower, Ferrellgas Finance Corp. and Norwest Bank Minnesota, National Association. All of the 1994 Fixed Rate Senior Notes were redeemed prior to the Restatement Effective Date.

                  "1996 Indenture" means the Indenture dated as of April 26, 1996, among the MLP, Ferrellgas Partners Finance Corp. and American Bank National Association, pursuant to which the MLP Senior Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "1998 Fixed Rate Senior Notes" means, collectively, (a) the $109,000,000 6.99% Senior Notes, Series A, due August 1, 2005, (b) the $37,000,000 7.08% Senior Notes, Series B, due August 1, 2006, (c) the $52,000,000 7.12% Senior Notes, Series C, due 2008, (d) the $82,000,000
         7.24% Senior Notes, Series D, due August 1, 2010 and (e) the $70,000,000 7.42% Senior Notes, Series E, due August 1, 2013, in each case issued by the Borrower pursuant to the 1998 Note Purchase Agreement.

                  "1998 Note Purchase Agreement" means the Note Purchase Agreement, dated as of July 1, 1998, among the Borrower and the Purchasers named therein, pursuant to which the 1998 Fixed Rate Senior Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "2000 Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 1, 2000, among the Borrower and the Purchasers named therein, pursuant to which the 2000 Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "2000 Notes" means, collectively, (a) the $21,000,000 8.68% Senior Notes, Series A, due August 1, 2006, (b) the $90,000,000 8.78% Senior Notes, Series B, due August 1, 2007 and (c) the $73,000,000 8.87% Senior Notes, Series C, due August 1, 2009, in each case issued by the Borrower pursuant to the 2000 Note Purchase Agreement.

                  "Accounts Receivable Securitization" shall mean a financing arrangement involving the transfer or sale of accounts receivable of the Borrower in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Borrower or any Affiliate of the Borrower (other than any such SPE) except to the extent of the breach of a representation or warranty by the Borrower in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

                  "Acquired Debt" means,  with respect to any specified  Person,
         (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (b) Indebtedness encumbering any asset acquired by such specified Person.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary of the acquiring Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the acquiring Person) provided that the Borrower or the Subsidiary of the acquiring entity is the surviving Person.

                  "Administrative Agent" has the meaning specified in the introductory clause hereto. References to the "Administrative Agent" shall include BofA in its capacity as agent for the Banks under this Agreement, and any successor agent arising under Section 10.09.

                  "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.02 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. No Bank shall be deemed an Affiliate of the Borrower by reason of the relationship established and governed by this Agreement.

                  "Agent-Related Persons" means BofA and any successor Administrative Agent arising under Section 10.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agreement" means this Credit Agreement.

                  "Applicable Margin" means, for each Type of Loan, effective as of the first day of each fiscal quarter, the percentage per annum set forth below opposite the Level of the Pricing Ratio applicable to such fiscal quarter as set forth herein.

              Pricing Ratio                     Base Rate Loans             Eurodollar Rate Loans
              -------------                     ---------------             ---------------------
                 Level 1                           0.25%                           1.25%
                 Level 2                           0.50%                           1.50%
                 Level 3                           0.75%                           1.75%
                 Level 4                           1.00%                           2.00%
                 Level 5                           1.25%                           2.25%

                  "Arranger" means Banc of America Securities LLC, a wholly-owned subsidiary of BankAmerica Corporation. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

                  "Asset Sale" has the meaning specified in Section 8.02.

                  "Assignee" has the meaning specified in Section 11.08(a).

                  "Attorney Costs" means and includes all reasonable and itemized fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Attributable Debt" means, in respect of a sale and leaseback arrangement of any property, as at the time of determination, the present value (calculated using a discount rate equal to 7.16%) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

                  "Available Cash" has the meaning given to such term in the Partnership Agreement, as amended to October 14, 1998; provided, that
         (a) Available Cash shall not include any amount of Net Proceeds of Asset Sales until the 270-day period following the consummation of the applicable Asset Sale, (b) investments, loans and other contributions to a Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture are to be treated as "cash disbursements" when made for purposes of determining the amount of Available Cash and (c) cash receipts of a Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture shall not constitute cash receipts of the Borrower for purposes of determining the amount of Available Cash until cash is actually distributed by such Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture to the Borrower or a Restricted Subsidiary.

                  "Bank" has the meaning specified in the introductory clause to this Agreement. References to the "Banks" shall include BofA and any other Bank designated by the Administrative Agent as an Issuing Bank from time to time, including in their respective capacities as Issuing Banks; for purposes of clarification only, to the extent that an Issuing Bank may have any rights or obligations in addition to those of a Bank due to its status as an Issuing Bank, its status as such will be specifically referenced.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate in effect on such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change or if no day is so specified, on the day of the announcement.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "BofA" has the meaning specified in the introductory clause hereto.

     "Borrower" has the meaning specified in the introductory clause to this Agreement.

                  "Borrowing" means a borrowing under this Agreement consisting of Loans of the same Type made to the Borrower on the same day by the Banks (or, in the case of Swingline Loans, by BofA) and, for Eurodollar Rate Loans, having the same Interest Period, in either case under
         Article II.

                  "Borrowing Date" means any date on which a Borrowing occurs.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank dollar market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Interests" means, (a) with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, (b) with respect to any partnership or limited liability company, any and all partnership interests (whether general or limited) or limited liability company interests, respectively, and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and (c) with respect to any other Person, ownership interests of any type in such Person.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash  Collateralize"  means to  pledge  and  deposit  with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Banks, as collateral for the L/C Obligations or any outstanding Loan, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA. Such collateral may be invested from time to time in short-term money market instruments and other investments with the consent of the Administrative Agent and the Majority Banks (which consent may be given or withheld in their sole and absolute discretion) provided that the Administrative Agent, the Issuing Banks and the Banks shall at all times have a first priority perfected security interest in such collateral and the proceeds thereof.

                  "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Bank or with any other domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper or direct obligations of a Person, provided such Person has publicly outstanding debt having the highest short-term rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and provided further that such commercial paper or direct obligation matures within 270 days after the date of acquisition, and (f) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (a) through (e).

                  "Change of Control" means (a) the sale, lease, conveyance or other disposition of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (b) the liquidation or dissolution of the Borrower or the General Partner, (c) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner and (d) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Borrower.

                  "Class" means, with respect to any Loan, whether such Loan is a Facility A Revolving Loan, a Facility B Revolving Loan or a Swingline Loan.

                  "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "Commercial Letters of Credit" means commercial documentary letters of credit issued by an Issuing Bank pursuant to Article III.

                  "Commercial Letter of Credit Risk Participation Percentage" means, as of any date and based upon the Level of the Pricing Ratio on such date, the percentage per annum set forth below opposite such
         Level:

                        Commercial Letter of Credit Risk
            Pricing Ratio                     Participation Percentage
               Level 1                                    0.425%
               Level 2                                    0.500%
               Level 3                                    0.575%
               Level 4                                    0.650%
               Level 5                                    0.725%

                  "Commitment Fee Rate" means, as of any date and based upon the Level of the Pricing Ratio on such date, the percentage per annum set forth below opposite such Level:

           Pricing Ratio                   Commitment Fee Rate
           -------------                   -------------------
              Level 1                              0.275%
              Level 2                              0.325%
              Level 3                              0.375%
              Level 4                              0.425%
              Level 5                              0.500%

         Notwithstanding the foregoing, each of the Commitment Fee Rates specified above shall be increased by 0.125% per annum for each day on which the Effective Amount of the Revolving Loans of the Banks and the L/C Obligations shall be less than 33% of the aggregate amount of the Revolving Loan Commitments of the Banks on such day.

                  "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower substantially in the form of Exhibit C, demonstrating compliance with the covenants contained in this Agreement, including Sections 7.12, 7.13 and 8.12 and the 30 day clean-up period contained in Section 2.01(a)(ii).

                  "Consolidated Cash Flow" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the Consolidated Net Income for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of the Borrower and the Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of the Borrower and the Restricted
         Subsidiaries for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus
         (e) non-cash employee compensation expenses of the Borrower and the Restricted Subsidiaries for such period, plus (f) the Synthetic Lease Principal Component of the Borrower and the Restricted Subsidiaries for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Borrower and the Restricted Subsidiaries for any fiscal period, on a consolidated basis, the sum of (a) all interest, fees (including Letter of Credit fees), charges and related expenses paid or payable (without duplication) by the Borrower and the Restricted Subsidiaries for that fiscal period to the Banks hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication) by the Borrower and the Restricted Subsidiaries for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component of the Borrower and the Restricted Subsidiaries for that fiscal period.

                  "Consolidated Net Income" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the aggregate of the Net Income of the Borrower and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (b) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (a) above and (d) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to the Borrower and the Restricted Subsidiaries as of any date, the sum of (a) the consolidated equity of the common stockholders or partners of the Borrower and the Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on the balance sheet of the Borrower and the Restricted Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Borrower and the Restricted Subsidiaries upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Restatement Effective Date in the book value of any asset owned by the Borrower and the Restricted Subsidiaries, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, distribution, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
         (ii) to advance or provide  funds for the payment or  discharge  of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or
         (d) in respect of any Hedging Obligation. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2003.

                  "Documentation Agent" means BofA.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Effective Amount" means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of
         Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under such Section 2.07.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or the General Partner from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower or the General Partner to make required contributions to a Pension Plan or other Plan subject to
         Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or the General Partner; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                  "Eurodollar Rate" shall mean, for each Interest Period in respect of Eurodollar Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, rounded upward) determined pursuant to the following formula:

         Eurodollar Rate =                                               LIBOR
  1.00 - Eurodollar Reserve Percentage

         The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" shall mean the maximum reserve percentage (expressed as a decimal, rounded to the nearest 1/100th of 1% or, if there is no nearest 1/100th of 1%, rounded upward) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period. Without limiting the effect of the foregoing, the Eurodollar Reserve shall include any other reserves required to be maintained by any Bank with respect to (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" in this Section 1.01 or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Loans.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 9.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Existing Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of July 2, 1998, as amended prior to the Restatement Effective Date, among the Borrower, the General Partner, the several financial institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent.

                  "Existing Indebtedness" means Indebtedness and Synthetic Lease Obligations of the Borrower and its Subsidiaries (other than the Obligations) and certain Indebtedness of the General Partner with respect to which the Borrower has assumed the General Partner's repayment obligations, in each case in existence on the Restatement Effective Date and as more fully set forth on Schedule 8.05.
                  "Existing Letters of Credit" means the letters of credit issued and outstanding on the Restatement Effective Date which are described in Schedule 3.03. Each of the Existing Letters of Credit is designated on such schedule as a standby letter of credit or a commercial documentary letter of credit.

                  "Facility A Commitment" means, as to each Bank, the amount set forth opposite such Bank's name on Schedule 2.01 under the caption "Facility A Commitment," as the same may be reduced under Section 2.05 or 2.07 or reduced or increased as a result of one or more assignments under Section 11.08; provided, that the maximum aggregate Facility A Commitment of all Banks shall not exceed $40,000,000 at any time.

                  "Facility  A  Revolving  Loan" has the  meaning  specified  in
         Section 2.01(a), and may be a Base Rate Loan or a Eurodollar Rate Loan.

                  "Facility B Commitment" means, as to each Bank, the amount set forth opposite such Bank's name on Schedule 2.01 under the caption "Facility B Commitment," as the same may be reduced under Section 2.05 or 2.07 or reduced or increased as a result of one or more assignments under Section 11.08; provided, that the maximum aggregate Facility B Commitment of all Banks shall not exceed $117,000,000 at any time.

                  "Facility  B  Revolving  Loan" has the  meaning  specified  in
         Section 2.01(b), and may be a Base Rate Loan or a Eurodollar Rate Loan.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Fee Letter" has the meaning specified in Section 2.10(a).

     "FCI ESOT" means the employee stock ownership trust of Ferrell Companies, Inc. organized under Section 4975(e)(7) of the Code.

                  "Ferrellgas Partners Finance Corp." means Ferrellgas Partners Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the MLP.

                  "Fixed Charge Coverage Ratio" means with respect to the Borrower and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability for GAAP including, with respect to the Borrower, the Loans to the extent that such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Fixed Charge Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of the Borrower or the Restricted Subsidiaries subsequent to Fixed Charge Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of the Borrower or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of
         (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated Borrower facilities.

                  "Fixed Charges" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted under this Agreement),
         (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by the Borrower and the Restricted Subsidiaries or secured by a Lien on assets of any such Person, and (d) the product of (i) all cash dividend payments on any series of preferred stock of the Borrower and the Restricted Subsidiaries, times
         (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Borrower, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Funded Debt" means all Indebtedness of the Borrower and the Restricted Subsidiaries, excluding all Contingent Obligations of the Borrower and the Restricted Subsidiaries under or in connection with Letters of Credit outstanding from time to time.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "General Partner" has the meaning specified in the introductory clause to this Agreement.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Growth-Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

     "Guarantor" means each Person that executes a Guaranty and its successors and assigns.

                  "Guaranty" means a continuing guaranty of the Obligations in favor of the Administrative Agent on behalf of the Banks, in substantially the form of Exhibit G or otherwise in form and substance satisfactory to the Administrative Agent.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
         (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Honor Date" has the meaning specified in Section 3.03(c).

                  "Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations.

     "Indemnified Liabilities" has the meaning specified in Section 11.05.

     "Indemnified Person" has the meaning specified in Section 11.05.

     "Independent Auditor" has the meaning specified in Section 7.01(a).

     "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; undertaken under U.S.
         Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Coverage Ratio" means with respect to the Borrower and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash for such period to Consolidated Interest Expense for such period. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Borrower, the Loans, to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, but prior to the date on which the calculation of the Interest Coverage Ratio is made (the "Interest Coverage Ratio Calculation Date"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Interest Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Interest Coverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (a) Consolidated Interest Expense shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Lease Obligations giving rise to such Consolidated Interest Expense would no longer be Indebtedness or Synthetic Lease Obligations contributing to the Consolidated Interest Expense of the Borrower or the Restricted Subsidiaries subsequent to the Interest Coverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of the Borrower and the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the first Business Day of each fiscal quarter of the Borrower; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that is three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, provided, further, that if there is no numerically corresponding day in the calendar month during which an Interest Payment Date is to occur, such Interest Payment Date shall occur on the last Business Day of such calendar month.

                  "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Loan Termination Date.

                  "Investment" means, relative to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For purposes of this Agreement, the amount involved in Investments made during any period shall be the aggregate cost to the Borrower of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment or as loans from any Person in whom such Investment has been made).

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

                  "Issuance Date" has the meaning specified in Section 3.01(a).

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry date of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Banks" means BofA and Paribas in their respective capacities as issuers of one or more Letters of Credit under this Agreement.

                  "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Amendment Application" means an application form for amendment of outstanding Standby Letters of Credit or Commercial Letters of Credit as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

                  "L/C Application" means an application form for issuances of Standby Letters of Credit or Commercial Letters of Credit as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Facility B Revolving Loans under Section 3.03(c).

                  "L/C Commitment" means the commitment of the Issuing Banks to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of $60,000,000 and the aggregate Facility B Commitment, as such amount may be reduced as a result of a reduction in the L/C Commitment pursuant to
         Section 2.05; provided that the L/C Commitment is a part of the aggregate Facility B Commitment, rather than a separate, independent commitment.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings, plus (c) all other Obligations of the Borrower under or in connection with the L/C-Related Documents, to the extent not included within clauses (a) and (b) hereof.

                  "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Banks' standard form reimbursement agreements and other documents for letter of credit issuances.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Borrower and the Administrative Agent.

                  "Letters of Credit" means, collectively, Standby Letters of Credit and Commercial Letters of Credit.

                  "Level" means, at any time, Level 1, Level 2, Level 3, Level 4 or Level 5 based on the amount of the Pricing Ratio at such time. For purposes of this Agreement, the following "Levels" of Pricing Ratio
         (PR) shall apply:

          Level                     Pricing Ratio
         Level 1                            PR < 3.25
         Level 2                    3.25 <  PR < 3.75
         Level 3                    3.75 <  PR < 4.25
         Level 4                    4.25 <  PR < 4.75
         Level 5                           4.75 <  PR

         The Level of the Pricing Ratio for the period from and after the Restatement Effective Date through the next date on which a change in the Pricing Level shall become effective (as determined as forth below in this paragraph) shall be equal to Level 5. Any change in the Level of the Pricing Ratio shall be determined by the Administrative Agent based upon the financial information required to be contained in the Compliance Certificate delivered by the Borrower to the Administrative Agent with respect to each fiscal quarter of the Borrower and shall become effective as of the third Business Day following the date on which the Compliance Certificate for such quarter was delivered. Upon any failure of the Borrower to deliver a Compliance Certificate for any fiscal quarter prior to 10 days after the date on which such Compliance Certificate is required to be delivered to the Administrative Agent, and without limiting the other rights and remedies of the
         Administrative Agent and the Banks under this Agreement, the Pricing Ratio shall be deemed to be Level 5 during the period from the due date of such Compliance Certificate through the third Business Day following the date on which such Compliance Certificate is so delivered.

                  "Leverage  Ratio" means,  with respect to the Borrower and the
         Restricted Subsidiaries for any period, the ratio of Funded Debt plus Synthetic Lease Obligations, in each case of the Borrower and the Restricted Subsidiaries as of the last day of such period, to Consolidated Cash Flow for such period. In the event that the Borrower or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Borrower, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Borrower, the Loans to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio
         Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and the Restricted Subsidiaries, (a) Funded Debt and Synthetic Lease Obligations shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Leases included within such Funded Debt and Synthetic Lease Obligations would no longer be an obligation of the Borrower or the Restricted Subsidiaries subsequent to the Leverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of the Borrower or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and the Restricted Subsidiaries in the operation of the acquired business or asset and
         (ii) non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "LIBOR" means, with respect to any Eurodollar Rate Loan for any Interest Period for such Loan, the per annum rate of interest appearing on page 3750 of the Telerate Service as of 11:00 London time, two Business Days prior to the beginning of such Interest Period, or if such rate does not appear on page 3750 of the Telerate Service (or otherwise on such service), the rate of interest determined by the Administrative Agent as the rate at which deposits in Dollars in the approximate amount of BofA's Eurodollar Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, British West Indies (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market upon request of such banks at approximately 8:00 a.m. San Francisco time two Business Days prior to the first day of such Interest Period.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit by a Bank to the Borrower under Article II or Article III in the form of a Facility A Revolving Loan, Facility B Revolving Loan, L/C Advance or (in the case of BofA) Swingline Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Guaranties and all other documents delivered to the Administrative Agent or any Bank in connection with this Agreement.

                  "Majority Banks" means at any time Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans (other than the Swingline Loans), or, if no such principal amount is then outstanding, Banks then having more than 50% of the aggregate Revolving Loan Commitments, but in no event shall Majority Banks consist of less than three (3) Banks.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the General Partner, the Borrower or any Subsidiary to perform under any Loan Document or otherwise to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document.

                  "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Borrower.

     "MLP Senior Notes" means the $160,000,000 9-3/8% Senior Secured Notes issued by the MLP and Ferrellgas Partners Finance Corp. pursuant to the 1996 Indenture.

                  "Net  Income"  means,  with  respect to the  Borrower  and the
         Restricted Subsidiaries, the net income (loss) of such Persons, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of the Borrower or any of the Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, however, that all costs and expenses with respect to the redemption of the 1994 Fixed Rate Senior Notes, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of the Borrower, the General Partner or the Restricted Subsidiaries to the extent that they were deducted from such Net Income in accordance with GAAP.

                  "Net Proceeds of Asset Sale" means the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale.

                  "Non-Recourse Subsidiary" means any Person that would otherwise be a Subsidiary of the Borrower but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as each of the following remains true: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is a Contingent Obligation of the Borrower or any of its Subsidiaries, (ii) is recourse or obligates the Borrower or any of its Subsidiaries in any way or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Borrower and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Borrower, (c) neither the Borrower nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, (d) such Person has no more than $1,000 of assets at the time of such designation, (e) such Person is in compliance with the restrictions applicable to Affiliates of the MLP under Section 8.22 and (f) such Person takes steps designed to assure that neither the Borrower nor any of its Subsidiaries will be liable for any portion of the Indebtedness or other obligations of such Person, including maintenance of a corporate or limited partnership structure and observance of applicable formalities such as regular meetings and maintenance of minutes, a substantial and meaningful capitalization and the use of a corporate or partnership name, trade name or trademark not misleadingly similar to those of the Borrower.

                  "Note" means a promissory note executed by the Borrower in favor of a Bank pursuant to Section 2.02(b), in substantially the form of Exhibit F-1 or F-2.

     "Notice of Borrowing" means a notice in  substantially  the form of Exhibit
A.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrower to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising including, without limitation, all Indebtedness of the Borrower to the Banks for the payment of principal of and interest on all outstanding Loans and all obligations of the Borrower to the Issuing Banks for reimbursement of drawings under Letters of Credit from time to time.

                  "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any general or limited partnership, the partnership agreement of such partnership and all amendments thereto and any agreements otherwise relating to the rights of the partners thereof, and (c) for any limited liability company, the limited liability, operating or similar agreement and all amendments thereto and any agreements otherwise relating to the rights of the members thereof.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in Section 11.08(d).

                  "Partners' Equity" means the partners' equity as shown on a balance sheet prepared in accordance with GAAP for any partnership.

                  "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of the Borrower dated October 14, 1998, as amended from time to time in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or the General Partner sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisitions" means Acquisitions by the Borrower and its Subsidiaries which comply with the provisions of Section 8.04.

                  "Permitted Investments" means (a) any Investments in Cash Equivalents; (b) any Investments in the Borrower or(subject to the provisions of Section 8.21) in a Restricted Subsidiary of the Borrower that is a Guarantor; (c) Investments by the Borrower or any Restricted Subsidiary of the Borrower in a Person in compliance with the other provisions of this Agreement, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Borrower and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower that is a Guarantor; and (d) Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries and Joint Ventures; provided that the amount of cash or property contributed, loaned or otherwise advanced by the Borrower or such Restricted Subsidiaries in respect of such Investments may not exceed at any time an aggregate amount equal to the greater of (i) $15,000,000 and (ii) 10% of Consolidated Cash Flow for the most recently ended four fiscal quarters of the Borrower.

                  "Permitted Liens" has the meaning specified in Section 8.01.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (the "Prior Indebtedness") (plus the amount of reasonable expenses incurred in connection therewith), and the effective interest rate per annum on such Indebtedness does not or is not likely to exceed the effective interest rate per annum of the Prior Indebtedness, as determined by the Administrative Agent in its sole discretion; (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Prior Indebtedness; (c) if the Prior Indebtedness is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations on the terms and conditions set forth on part II of Schedule 8.05; and (d) such Indebtedness is incurred by the Borrower or the Subsidiary who is the obligor on the Prior Indebtedness.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower or the General Partner makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pricing Ratio" means, as of the last day of each fiscal quarter of the Borrower, the Leverage Ratio for the fiscal period consisting of such fiscal quarter of the Borrower and the three immediately preceding fiscal quarters of the Borrower.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage set forth on Schedule 2.01 hereto as its "Pro Rata Share," as such amount may be adjusted by assignments under Section 11.08.

                  "Related Party" means (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (d) the FCI ESOT or (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc.

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower; or, with respect to actions taken or to be taken under Articles II and III and compliance with financial covenants, the chief financial officer or the treasurer of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower or any other employee of the General Partner designated in a certificate of a Responsible Officer to have authority in such matters.

                  "Restatement Effective Date" means the first date on or before April 20, 2000 on which all conditions precedent set forth in Sections
         5.01 and 5.02 are satisfied or waived by each Bank (or, in the case of subsection 5.01(f), waived by the Persons entitled to receive such payments).

                  "Restricted  Subsidiary"  means any Subsidiary of the Borrower
         (a) of which 80% of the voting Capital Interests are beneficially owned, directly or indirectly, by the Borrower and none of which Capital Interests are owned, directly or indirectly, by Unrestricted Subsidiaries, (b) which is engaged in the same or substantially the same line of business as the Borrower, (c) which is organized under the laws of the United States or any State thereof, (d) which maintains substantially all of its assets and conducts substantially all of its business within the United States and (e) which is designated as a Restricted Subsidiary in Schedule 6.16 as of the Restatement Effective Date or which shall be designated as a Restricted Subsidiary by the Borrower at a subsequent date pursuant to Section 7.16; provided, however, that (x) to the extent a newly formed or acquired Subsidiary meeting the foregoing requirements is not declared a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Subsidiary shall be deemed to have been designated by the Borrower as a Restricted Subsidiary (in which event the Borrower shall comply, and shall cause such Restricted Subsidiary to comply, with Section 8.21) and (b) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 7.16.

                  "Revolving Loan Commitments" means, as to each Bank, the Facility A Commitment and the Facility B Commitment of such Bank.

                  "Revolving   Loans"  means,   collectively,   the  Facility  A
         Revolving Loans and the Facility B Revolving Loans.

                  "Revolving Loan Termination Date" means the earlier of (a) June 30, 2003 (or such later date to which the Revolving Loan
         Termination Date may be extended pursuant to Section 2.08(c) of this Agreement) and (b) the date on which the Revolving Loan Commitments shall have been terminated pursuant to this Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Significant Subsidiary" means any Subsidiary of the Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date of this Agreement.

                  "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "SPE" shall mean any special purpose Non-Recourse Subsidiary of the Borrower established in connection with Accounts Receivable Securitizations permitted by Section 8.05.

                  "Standby Letters of Credit" means standby letters of credit Issued by an Issuing Bank pursuant to Article III.

                  "Standby Letter of Credit Risk Participation Percentage" means, as of any date and based upon the Level of the Pricing Ratio on such date, the percent per annum set forth below opposite such Level:

                          Standby Letter of Credit Risk
           Pricing Ratio                       Participation Percentage
           -------------                       ------------------------
              Level 1                                         1.25%
              Level 2                                         1.50%
              Level 3                                         1.75%
              Level 4                                         2.00%
              Level 5                                         2.25%

                  "Subsidiary"   means,   with   respect  to  any  Person,   any
         corporation, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or, in the case of a limited partnership, more than 50% of either the general partners' Capital Interests or the limited partners' Capital Interests) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated in this Agreement, "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, any
         Subsidiary of the Borrower that is designated a "Non-Recourse Subsidiary" pursuant to the definition thereof in this Agreement shall, for so long as all of the statements in the definition thereof remain true, not be deemed a Subsidiary of the Borrower.

                  "Surety  Instruments"  means all letters of credit  (including
         standby  and  commercial),   bankers'  acceptances,   bank  guaranties,
         shipside bonds, surety bonds and similar instruments.

                  "Swingline Loan" has the meaning specified in Section 2.15.

                  "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

                  "Synthetic Lease Interest Component" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

                  "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with
         GAAP) be required to be capitalized on the balance sheet of such Person at such time.

                  "Synthetic Lease Principal Component" means, with respect to any Person for any period, the portion of rent (exclusive of the
         Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

                  "Taxes"  means any and all  present or future  taxes,  levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

                  "Type" means, with respect to any Loan, whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCP" has the meaning specified in Section 3.09.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

     "United States" and "U.S." each means the United States of America.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Interests or other ownership interests (other than directors' qualifying shares) or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), is owned, beneficially and of record, by the Borrower, a Wholly-Owned Subsidiary of the Borrower or both.

1.02              Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

     (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(d) Unless otherwise expressly provided in this Agreement, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)  Unless   otherwise   expressly   provided  in  this  Agreement,   financial
calculations applicable to the Borrower shall be made on a consolidated basis.

(h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

1.03              Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined in this Agreement shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7.12 would then be calculated in a different manner or with different components, (i) the Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the covenants contained in Section 7.12 during the 90-day period following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

(b) Except as otherwise specified, references in this Agreement to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

ARTICLE II

                                   THE CREDITS

2.01              Amounts and Terms of Revolving Loan Commitments.
                  -----------------------------------------------

(a)               Facility A Revolving Loans.

     (i) Each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make loans to the Borrower (each such loan, a "Facility A Revolving Loan") from time to ------------------------- time on any Business Day during the period from the Restatement Effective Date to the Revolving Loan Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Facility A Commitment as in effect from time to time; provided, however, that, after giving effect to -------- ------- any Borrowing of Facility A Revolving Loans, the Effective Amount of all outstanding Facility A Revolving Loans shall not at any time exceed the combined Facility A Commitments, and the Effective Amount of the Facility A Revolving Loans of any Bank shall not at any time exceed such Bank's Facility A Commitment.

(ii) Within the limits of each Bank's Facility A Commitment and on the other terms and subject to the other conditions of this Agreement, the Borrower may borrow under this Section 2.01(a), prepay under Section
         2.06 and reborrow under this Section 2.01(a); provided, that the Borrower shall cause the aggregate outstanding principal amount of Facility A Revolving Loans to be reduced to zero for at least one period of 30 consecutive days during each fiscal year of the Borrower, commencing with the fiscal year in which the Restatement Effective Date occurs.

     (b) Facility B Revolving Loans, Letters of Credit and Swingline Loans.

     (i) Each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make loans to the Borrower (each such loan, a "Facility B Revolving Loan") from time to ------------------------- time on any Business Day during the period from the Restatement Effective Date to the Revolving Loan Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Facility B Commitment as in effect from time to time; provided, however, that, after giving effect to -------- ------- any Borrowing of Facility B Revolving Loans, the sum of the Effective Amount of all outstanding Facility B Revolving Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Swingline Loans shall not at any time exceed the combined Facility B Commitments, and the Effective Amount of the Facility B Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations plus such Bank's Pro Rata Share of the Effective Amount of all outstanding Swingline Loans shall not at any time exceed such Bank's Facility B Commitment. On the Restatement Effective Date, the aggregate outstanding principal amount of the Facility B Revolving Loans and Swingline Loans, in each case under (and as defined in) the Existing Credit Agreement shall be automatically deemed to be Facility B Revolving Loans under this Agreement for all purposes of this Agreement and the other Loan Documents (including for the purpose of determining usage of the Facility B Commitment under this Agreement as set forth above).

(ii) Within the limits of each Bank's Facility B Commitment and on the other terms and subject to the other conditions of this Agreement, the Borrower may borrow under this Section 2.01(b), prepay under Section
         2.06 and reborrow under this Section 2.01(b).

(iii) As a subfacility of the Banks' Facility B Commitments, the Borrower may request the Issuing Banks to Issue Letters of Credit from time to time pursuant to Article III. On the Restatement Effective Date, all Existing Letters of Credit shall be Letters of Credit under this Agreement and shall constitute usage of the Facility B Commitment under this Agreement.

(iv) In addition, the Borrower may request BofA to make Swingline Loans to the Borrower from time to time pursuant to Section 2.15.

2.02 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Banks shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Banks and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower under this Agreement to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower under this Agreement or under any such Note to such Bank.

2.03 Procedure for Borrowing. (a) Each Borrowing of Loans (other than Swingline Loans) shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. San Francisco time
(i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof for Eurodollar Rate Loans or $1,000,000 or any multiple of $100,000 in excess thereof for Base Rate Loans;

(B) the requested Borrowing Date, which shall be a Business Day;

(C)               the Type and Class of Loans comprising the Borrowing; and

(D) the duration of the Interest Period applicable to any Eurodollar Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

                  (b) The Administrative Agent will promptly notify each Bank of the Administrative Agent's receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. San Francisco time on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect with respect to Eurodollar Rate Loans.

     2.04 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with
Section 2.04(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

(ii) elect as of the last day of the applicable Interest Period, to continue as Eurodollar Rate Loans any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

                  (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. San Francisco time at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(A)               the proposed Conversion/Continuation Date;

(B) the aggregate amount and Class of Loans to be converted or renewed;

(C) the Type of Loans  resulting from the proposed  conversion or  continuation;
and

     (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select a new Interest Period within the time period specified in Section 2.04(b) to be applicable to such Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no notice is provided by the Borrower within the time period specified in Section 2.04(b), the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Revolving Loan Commitments.
          ----------------------------------------------------------------

(a) The Borrower may, not later than 11:00 a.m. San Francisco time at least three Business Days prior to its effective date by notice to the Administrative Agent, terminate or permanently reduce the Facility A Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Facility A Revolving Loans would exceed the amount of the combined Facility A Commitments then in effect.

(b) The Borrower may, not later than 11:00 a.m. San Francisco time at least three Business Days prior to its effective date by notice to the Administrative Agent, terminate or permanently reduce the Facility B Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Facility B Revolving Loans, L/C Obligations and Swingline Loans together would exceed the amount of the combined Facility B Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment.

(c) Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Revolving Loan Commitments shall be applied to each Bank according to its Pro Rata Share.

2.06 Optional Prepayments. (a) Subject to Section 4.04, the Borrower may, at any time or from time to time, not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Eurodollar Rate Loans, and not later than 9:00 a.m. San Francisco time at least one (1) Business Day prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof, for Eurodollar Rate Loans, and in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof, for Base Rate Loans.

                  (b) Any such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) and, with respect to voluntary prepayments occurring on or prior to the Revolving Loan Termination Date, the Class(es) of Loans to be prepaid. Prepayments of Base Rate Loans of any Class may be made pursuant to this Agreement on any Business Day. Prepayments of Eurodollar Rate Loans of any Class may be made pursuant to this Agreement only on the last day of any applicable Interest Period; provided, that prepayments of Eurodollar Rate Loans may be made on a day other than the last day of the applicable Interest Period only with payment by the Borrower of the aggregate amount of any associated funding losses of any affected Banks pursuant to
Section 4.04. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment.

                  (c) If any such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of a Eurodollar Rate Loan, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. (a) Subject to Section 4.04, if on any date on or prior to the Revolving Loan Termination Date the Effective Amount of all Facility A Revolving Loans then outstanding exceeds the combined Facility A Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of Facility A Revolving Loans by an aggregate amount equal to the applicable excess.

                  (b) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the aggregate maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Facility B Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations then outstanding plus the Effective Amount of all Swingline Loans then outstanding exceeds the combined Facility B Commitments, the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Facility B Revolving Loans, the Swingline Loans and any L/C Advances by an aggregate amount equal to the applicable excess.

                  (c) The Borrower shall immediately, and without notice or demand, prepay the Obligations (and if necessary, Cash Collateralize Letters of Credit) in full, including, without limitation, the aggregate principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all amounts payable under Section 4.04, and all of the Revolving Loan Commitments shall be automatically reduced to zero, in each case on the 30th day after any Change of Control shall have occurred and be continuing.

                  (d) If and to the extent that the Revolving Loan Commitments are not equal to zero on the Revolving Loan Termination Date, such Revolving Loan Commitments shall be automatically reduced to zero on the Revolving Loan Termination Date.

2.08              Repayment.

(a) Revolving Loans. The Borrower shall repay to the Banks in full on the Revolving Loan Termination Date the aggregate principal amount of Revolving Loans outstanding on such date together with all accrued and unpaid interest thereon.

                  (b) Swingline Loans. The Borrower shall repay to BofA in full on the Revolving Loan Termination Date the aggregate principal amount of Swingline Loans outstanding on such date, together with all accrued and unpaid interest thereon.

                  (c) Extension of Revolving Loan Termination Date. Each Bank, at its sole option and in its sole discretion, upon the written request of Borrower given to the Administrative Agent and each Bank not more than 90 days nor less than 60 days prior to the Revolving Loan Termination Date at any time in effect, may elect to extend such Revolving Loan Termination Date by a period of one year. Within 30 days following receipt of such request, each Bank shall give notice to the Borrower and the Administrative Agent of its decision to extend or not to extend such Revolving Loan Termination Date. If, in accordance with the immediately preceding sentence, all Banks shall have elected to extend such Revolving Loan Termination Date, the Revolving Loan Termination Date shall be extended by a period of one year. In the event that any Bank notifies the Borrower and the Administrative Agent that it will not extend the Revolving Loan Termination Date then in effect, or if any Bank fails to notify the Borrower and the Administrative Agent of its decision to extend or not to extend such Revolving Loan Termination Date, in either case within the applicable 30 day period referred to above, such Revolving Loan Termination Date shall not be extended and the Revolving Loan Termination Date then in effect shall be the Revolving Loan Termination Date for all purposes of this Agreement. Nothing in this Section 2.08(c) shall prevent the Borrower from replacing any Bank that is unwilling to extend the Revolving Loan Termination Date with another Bank or an Eligible Assignee that is willing to extend the Revolving Loan Termination Date as provided in Section 4.07.

2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate (other than with respect to Swingline Loans) or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                  (b) Interest on each Loan shall be paid in arrears on each applicable Interest Payment Date and on the Revolving Loan Termination Date. Interest in all cases shall also be paid on the date of any prepayment of Loans under Section 2.07(d) and interest on Eurodollar Rate Loans shall also be paid on the date of prepayment of Loans in all other circumstances under Section 2.06 or 2.07, in each case for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, including, without limitation, all letter of credit and commitment fees provided in this Agreement, at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

                  (d) Anything in this Agreement to the contrary notwithstanding, the obligations of the Borrower to any Bank under this Agreement shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed under this Agreement, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

2.10              Fees.  In addition to certain fees described in Section 3.08:
                  ----

(a) Agency Fees. The Borrower shall pay a non-refundable agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement (the "Fee Letter") between the Borrower and the Administrative Agent dated as of the Restatement Effective Date.

(b) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Bank (i) a commitment fee with respect to such Bank's Facility A Commitment equal to the Commitment Fee Rate per annum times the actual daily amount by which such Bank's Facility A Commitment exceeded the sum of the aggregate Effective Amount of its Facility A Revolving Loans and (ii) a commitment fee with respect to such Bank's Facility B Commitment equal to the Commitment Fee Rate per annum times the actual daily amount by which such Bank's Facility B Commitment exceeded the aggregate Effective Amount of its Facility B Revolving Loans plus its Pro Rata Share of the Effective Amount of L/C Obligations. Such commitment fees shall accrue from the Restatement Effective Date to the Revolving Loan Termination Date and shall be due and payable quarterly in arrears on the first Business Day of each fiscal quarter following the quarter for which payment is to be made, commencing on the Restatement Effective Date through the Revolving Loan Termination Date, with the final payment to be made on the Revolving Loan Termination Date; provided that, in connection with the full termination of Revolving Loan Commitments under Section
2.05 or Section 2.07, the accrued commitment fees calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

(c) Participation Fees. On the Restatement Effective Date, the Borrower shall pay to the Administration Agent for the account of each Bank a non-refundable participation fee in an amount equal to (i) 3/8% multiplied by (ii) the sum of such Bank's Revolving Loan Commitments.

2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b)   Each   determination   of  an   interest   rate  by  the
Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

2.12 Payments by the Borrower. (a) All payments to be made by the Borrower under any Loan Document shall be made without set-off, recoupment, counterclaim or other defense. Except as otherwise expressly provided in this Agreement, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified in this Agreement. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided in this Agreement) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" in this Agreement, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

                  (d)  Unless  a  due  date  is  otherwise   specified  in  this
Agreement, the due date for any Obligation shall be 30 days after demand therefor by the Person to whom the Obligation is owed.

2.13 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Restatement Effective Date or, with respect to any Borrowing after the Restatement Effective Date, by 2:00 p.m. (San Francisco time) on the Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required under this Agreement to the Administrative Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business
Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation under this Agreement to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere in this Agreement, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.15              Discretionary Swingline Loans.

(a) From time to time, subject to the conditions set forth below, at the request of the Borrower, made through the Administrative Agent as set forth below, BofA in its sole and absolute discretion may make short-term loans to the Borrower not to exceed in the aggregate at any one time outstanding the principal sum of $25,000,000, to be used by the Borrower to cover overdrafts, for cash management purposes, or for other general working capital needs of the Borrower (each, a "Swingline Loan"). The availability of Swingline Loans is conditioned on the satisfaction of each of the following conditions: (i) it shall be in the sole and absolute discretion of BofA, on each occasion that a Swingline Loan is requested, whether to make such Swingline Loan; (ii) each Swingline Loan shall bear interest from the time made until the time repaid, or until the time, if any, that such Swingline Loan is converted into a Base Rate Loan as provided below, at the rate(s) from time to time applicable to Base Rate Loans under this Agreement; (iii) at the time of making of any Swingline Loan, the sum of the Effective Amount of all outstanding Swingline Loans plus the Effective Amount of all outstanding Facility B Revolving Loans plus the Effective Amount of all L/C Obligations then outstanding, without duplication, shall not exceed the aggregate Facility B Commitment; (iv) each Swingline Loan, when made, all interest accrued thereon, and all reimbursable costs and expenses incurred or payable in connection therewith, shall constitute an Obligation of Borrower under this Agreement; and (v) each request for a Swingline Loan from BofA pursuant to this Section 2.15 shall be made by the Borrower to the Administrative Agent, shall be funded by BofA through the Administrative Agent, and shall be repaid by the Borrower through the Administrative Agent (in order that the Administrative Agent may keep an accurate record of the outstanding balance at any time of Swingline Loans so as to monitor compliance with the terms and provisions hereof), and each such request shall be in writing unless the Administrative Agent in its sole discretion accepts an oral or telephonic request. Each Swingline Loan shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent substantially in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 1:00 p.m. (San Francisco time) on the requested date of such Swingline Loan), specifying:

     (i) the amount of the Swingline Loan, which shall be in a minimum amount of $200,000 or any multiple of $100,000 in excess thereof; and

(ii) the requested date of such Swingline Loan, which shall be a Business Day;

(b) If any Swingline Loan made pursuant to this Section 2.15, and in compliance with the conditions set forth in the immediately preceding paragraph of this
Section 2.15, is not repaid by the Borrower on or before the seventh calendar day following the day that it was funded by BofA, BofA shall have the right in BofA's sole and absolute discretion, by giving notice to the Borrower and the Banks, to cause such Swingline Loan automatically upon the giving of such notice to be converted into a Facility B Revolving Loan which is a Base Rate Loan, and upon receipt of such notice each Bank shall fund to the Administrative Agent, for the account of BofA, such Bank's ratable share of such Facility B Revolving Loan, based on such Bank's Pro Rata Share; provided, that if any Insolvency Proceeding has been commenced with respect to the Borrower on or prior to the date on which such Swingline Loan is due, and in lieu of funding its Pro Rata Share of a Facility B Revolving Loan, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from BofA a participation in such Swingline Loan equal to the product of such Bank's Pro Rata Share times the amount of such Swingline Loan.

(c) Each Bank's obligation in accordance with this Agreement to make Facility B Revolving Loans upon the failure of a Swingline Loan to be repaid in full when due, or to purchase participations in such Swingline Loans, shall, in each case, be absolute and unconditional and without recourse to BofA and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against BofA, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

ARTICLE III

                              THE LETTERS OF CREDIT

3.01 The Letter of Credit Subfacility. (a) On the terms and subject to the conditions set forth in this Agreement and as a subfacility of the Facility B Commitment, (i) the Issuing Banks agree, from time to time on any Business Day during the period from the Restatement Effective Date to the date that is 30 days prior to the Revolving Loan Termination Date to issue Letters of Credit for the account of the Borrower and to amend or renew Letters of Credit previously issued by them, in each case in accordance with Sections 3.02(c) and 3.02(d); and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, that the Issuing Banks shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "Issuance Date"), (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Facility B Revolving Loans plus the Effective Amount of all Swingline Loans exceeds the combined Facility B Commitments, or (2) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrower to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (b) No Issuing Bank is under any obligation to Issue any Letter of Credit if:

     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated under this Agreement) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank in good faith deems material to it;

(ii) such Issuing Bank has received written notice from any Bank, the Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

     (iii) the expiry date of any requested Letter of Credit is (A) with respect to Commercial Letters of Credit supporting the purchase of inventory by the Borrower, more than (1) 180 days after the date of Issuance or (2) 30 days prior to the Revolving Loan Termination Date, unless the Majority Banks have approved such expiry date in writing, (B) with respect to Standby Letters of Credit, more than (1) 364 days after the date of Issuance or (2) 30 days prior to the Revolving Loan Termination Date, unless the Majority Banks have approved such expiry date in writing; or (C) with respect to any other Letter of Credit, 30 days prior to the Revolving Loan Termination Date, unless all of the Banks have approved such expiry date in writing;

(iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

(v) any requested Letter of Credit does not provide for drafts (unless there is a demand for payment in the documentation required to be delivered in connection with any drawing), or is not otherwise in form and substance acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank;

(vi) any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person other than with respect to any Existing Letter of Credit so designated in Schedule 3.03; or

(vii) such Letter of Credit is to be used for a purpose other than any permitted use of the proceeds of Facility B Revolving Loans as set forth in Section 7.11.

3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) prior to 10:00 a.m. (San Francisco time) on the proposed date of Issuance for Letters of Credit in the form of Exhibit H, I or J hereto and at least four days prior to the proposed date of Issuance for other forms of Letters of Credit. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed by telephone, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank:
(i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

                  (b) Prior to the Issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless such Issuing Bank has received notice on or before 11:00 a.m. (San Francisco time) on the date such Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing such Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) or (2) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit in accordance with such Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Termination Date, any Issuing Bank will, upon the written request of the Borrower received by such Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least four days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed by telephone, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing
Bank may require. The applicable Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

                  (d) The Issuing Banks and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the applicable Issuing Bank (with a copy sent by the Borrower to the Administrative Agent) at least four days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed by telephone, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to such Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as such Issuing Bank may require. The applicable Issuing Bank shall be under no obligation to so renew any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(d) upon the request of the Borrower, but such Issuing Bank shall not have received any L/C Amendment Application with respect to such renewal or other written direction by the Borrower with respect thereto, such Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, such Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

                  (e) The Issuing  Banks may, at their  election (or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) The Issuing Banks will also deliver to the Administrative Agent, concurrently or promptly following delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.03 Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Restatement Effective Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.08(a) and 3.08(c), and reimbursement costs and expenses to the extent provided in this Agreement, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Existing Letter of Credit designated as a "standby letter of credit" on Schedule
3.03 shall be deemed to be a Standby Letter of Credit, and each Existing Letter of Credit designated as a "commercial documentary letter of credit" on Schedule
3.03 shall be deemed to be a Commercial Letter of Credit. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Banks on the Restatement Effective Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Sections 2.01(a) and 2.10(b), the Existing Letters of Credit shall be deemed to utilize the Pro Rata Share of each Bank.

                  (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in Section 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Sections 2.01(a) and 2.10(b), each Issuance of a Letter of Credit shall be deemed to utilize the Facility B Commitment of each Bank by an amount equal to the amount of such participation.

                  (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank will promptly notify the Borrower. The Borrower shall reimburse such Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuing Bank. In the event the Borrower fails to reimburse such Issuing Bank of any Letter of Credit for the full amount of any drawing under such Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, such Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the conditions set forth in Section 5.02 (including, without limitation, the condition that no Insolvency Proceeding shall have been commenced by or against the Borrower on the Honor Date). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (d) Each Bank shall upon any notice pursuant to Section 3.03(c) make available to the Administrative Agent for the account of the applicable Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 3.03(e)) each be deemed to have made a Facility B Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 11:00 a.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                  (e) With respect to any unreimbursed drawing that is not converted into Facility B Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrower shall be deemed to have incurred from an Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2% per annum, and each Bank's payment to such Issuing Bank pursuant to Section 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                  (f) Each Bank's obligation in accordance with this Agreement to make the Facility B Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Banks (except in circumstances arising solely as a result of willful misconduct or gross negligence by the Issuing Banks) and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any Issuing Bank, the Borrower or any other
Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of an Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of such Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of such Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and such Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of such Issuing Bank.

                  (b) If the Administrative Agent or any Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of such Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05 Role of the Issuing Banks. (a) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of an Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by an Issuing Bank's willful misconduct or gross negligence or an Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) an Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06 Obligations Absolute. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Banks for drawings under Letters of Credit, and to repay any L/C Borrowing and any drawings under Letters of Credit converted into Facility B Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

     (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), an Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by an Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by an Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

3.07 Cash Collateral Pledge.  Upon (i) the request of the Administrative  Agent,
(A) if an Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing under this Agreement, or (B) if, as of the Revolving Loan Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in Section 2.07(b) requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the L/C Obligations.

3.08 Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each of the Banks based on their respective Pro Rata Shares a letter of credit fee (i) with respect to the Standby Letters of Credit equal to the Standby Letter of Credit Risk Participation Percentage of the average daily maximum amount available to be drawn of the outstanding Standby Letters of Credit and (ii) with respect to the Commercial Letters of Credit equal to the Commercial Letter of Credit Risk Participation Percentage of the average daily maximum amount available to be drawn of the outstanding Commercial Letters of Credit, in each case computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the first Business Day following each fiscal quarter during which Standby Letters of Credit or Commercial Letters of Credit, as the case may be, are outstanding, commencing on the first such quarterly date to occur after the Restatement Effective Date, through the Revolving Loan Termination Date, with the final payment to be made on the Revolving Loan Termination Date.

                  (b) The Borrower agrees to pay to the applicable Issuing Bank for its sole account a letter of credit fronting fee (i) for each Standby Letter of Credit Issued by such Issuing Bank, equal to 0.125% per annum of the face amount (or increased face amount, as the case may be) of such Standby Letter of Credit and (ii) for each Commercial Letter of Credit Issued by such Issuing Bank, equal to 0.10% per annum of the face amount (or increased face amount, as the case may be) of such Commercial Letter of Credit. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the first Business Day following each fiscal quarter during which such Letter of Credit is outstanding, commencing on the first such quarterly date to occur after the Restatement Effective Date, with the final payment to be made on the Revolving Loan Termination Date.

                  (c) The Borrower agrees to pay to the Issuing Banks from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Banks relating to Standby Letters of Credit and Commercial Letters of Credit as from time to time in effect.

3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to such Letter of Credit.

ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

4.01 Taxes. (a) Any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor; provided, however, that if a Bank or the Administrative Agent fails to make such demand within 90 days after such Bank or the Administrative Agent, as the case may be, obtains actual knowledge of the event entitling such Bank or the Administrative Agent to indemnification under this Section 4.01, such Bank or the Administrative Agent shall, with respect to indemnification payable pursuant to this Section 4.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 4.01 for costs incurred from and after the date 90 days prior to the date that such Bank makes such demand.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable under this Agreement to any Bank or the Administrative Agent, then:

                           (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

     (ii) the Borrower shall make such deductions and withholdings;

                           (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (e) If the Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make
Eurodollar Rate Loans, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or participating in Letters of Credit, or, in the case of any Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided, however, that if a Bank fails to make such demand within 90 days after such Bank obtains actual knowledge of the event entitling such Bank to compensation under this Section 4.03(a), such Bank shall, with respect to compensation payable pursuant to this
Section 4.03(a) in respect of any costs resulting from such event, only be entitled to payment under this Section 4.03(a) for costs incurred from and after the date 90 days prior to the date that such Bank makes such demand.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Loan Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Administrative Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, that if a Bank fails to make such demand within 90 days after such Bank obtains actual knowledge of the event entitling such Bank to compensation under this Section 4.03(a), such Bank shall, with respect to compensation payable pursuant to this Section 4.03(a) in respect of any costs resulting from such event, only be entitled to payment under this
Section 4.03(a) for costs incurred from and after the date 90 days prior to the date that such Bank makes such demand.

4.04 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

(c) the failure of the Borrower to make any prepayment of Eurodollar Rate Loans in accordance with any notice delivered under Section 2.06;

(d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e) the automatic conversion under Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Such reimbursement of funding losses or expenses shall be paid by the Borrower to the Administrative Agent within 15 days after demand therefor. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under Section 4.03(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

4.05 Inability to Determine Rates . If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that the Eurodollar Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans under this Agreement shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

4.06 Survival. The agreements and obligations of the Borrower in this Article IV shall survive the payment of all other Obligations.

4.07 Replacement of Banks. In the event that (a) any Bank shall request compensation from the Borrower pursuant to Section 4.01 or 4.03 or (b) any Bank shall elect not to extend the Revolving Loan Termination Date as provided in
Section 2.08(c), the Borrower may, so long as no Event of Default has occurred and is continuing, give not less than ten Business Days' prior notice to such Bank (with a copy to the Administrative Agent) that the Borrower intends to replace such Bank with respect to its rights and obligations as a "Bank" under this Agreement (including with respect to such Bank's Revolving Loan Commitments, Loans and interest in L/C Obligations) with one or more Eligible Assignees (which may be one or more of the Banks) selected by the Borrower and acceptable to the Administrative Agent and the Issuing Bank(s) (none of which shall unreasonably withhold its consent). The Borrower and each such Bank to be so replaced agrees that such Bank's Revolving Loan Commitments, Loans, interest in L/C Obligations and other rights and obligations of such Bank under this Agreement shall be transferred pursuant and subject to an assignment made in compliance with Section 11.08.

ARTICLE V

                              CONDITIONS PRECEDENT

5.01 Conditions to Effectiveness. The effectiveness of the amendment and restatement of the Existing Credit Agreement is subject to the condition that the Administrative Agent have received on or before April 30, 2000 all of the following, in form and substance satisfactory to the Administrative Agent and, where provided below, each Bank, and in sufficient copies for each Bank:

(a) Credit Agreement and any Notes. This Agreement and any Notes requested by the Banks, executed by each party thereto.

(b)               Resolutions; Incumbency.

(i) Copies of partnership authorizations for the Borrower and resolutions of the board of directors of the General Partner authorizing the transactions contemplated hereby, certified as of the Restatement Effective Date by the Secretary or an Assistant Secretary of the General Partner; and

(ii) A certificate of the Secretary or Assistant Secretary of the General Partner certifying the names and true signatures of the officers of the General Partner authorized to execute, deliver and perform, as applicable, on behalf of the Borrower and the General Partner, this Agreement and all other Loan Documents to be delivered by the Borrower and the General Partner under this Agreement.

     (c) Organization Documents; Good Standing. Each of the following documents:

(i) the articles or certificate of incorporation and the bylaws of the General Partner and the Certificate of Limited Partnership and the Partnership Agreement of the Borrower, in each case as in effect on the Restatement Effective Date, certified by the Secretary or Assistant Secretary of the General Partner as of the Restatement Effective Date;

(ii) a good standing and tax good standing certificate for the General Partner and the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as applicable, and each other state designated by Administrative Agent where the General Partner or the Borrower conducts significant business, in each case as of a recent date.

(d)               Legal Opinions.  The following legal opinions:

(i) the opinion of Bracewell & Patterson, L.L.P., counsel to the Borrower, the General Partner and the Guarantors, or of such other counsel as are acceptable to the Administrative Agent and the Banks, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D; and

(ii) a favorable opinion of Orrick, Herrington & Sutcliffe LLP, special counsel to the Administrative Agent.

(e) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Restatement Effective Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in the Fee Letter or otherwise in Sections 2.10 and 11.04.

(f) Certificate. A certificate signed by a Responsible Officer, dated as of the Restatement Effective Date, stating that:

(i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

     (ii) no Default or Event of Default shall have occurred and is continuing;

(iii) there has not occurred since April 30, 1999 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(iv) on February 28, 2000, the Borrower (A) issued the 2000 Notes in an aggregate principal amount equal to $184,000,000 and (B) repaid in full all of its outstanding obligations and irrevocably terminated the commitments under its Credit Agreement dated as of December 17, 1999 with BofA (in its capacity as the Administrative Agent and the sole Bank thereunder).

(g) No Material Change. There shall have been no Material Adverse Effect between April 30, 1999 and the Restatement Effective Date.

(h) Trading Policies. The trading position policy and the supply inventory position policy as in effect on the Restatement Effective Date, as evidenced by the written policies delivered to the Administrative Agent, shall be satisfactory to the Administrative Agent and the Majority Banks.

(i) Payments under Existing Credit Agreement. Evidence that all interest and fees accrued under the Existing Credit Agreement through and including the Restatement Effective Date shall have been paid by the Borrower.

(j) Assignments. The Banks which are a party to the Existing Credit Agreement shall have effected any assignments of their rights and obligations under the Existing Credit Agreement as may be necessary in order to reflect any change to the Pro Rata Shares of the Banks under this Agreement as of the Restatement Effective Date.

(k) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may request.

5.02 Conditions to All Extensions of Credit. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 and the obligation of the Issuing Banks to Issue any Letters of Credit (including any initial Letters of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

(a) Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Loans only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and other than Section 6.22, which shall be true and correct in all material respects on the Restatement Effective Date); and

(c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion or Issuance.

                  (d) Note Purchase Agreements. The incurrence and maintenance of such Loan or Letter of Credit, as the case may be, shall be permitted under
Section 10.1 or Section 10.3, as applicable, of the 1998 Note Purchase Agreement and the 2000 Note Purchase Agreement, and the Borrower shall have delivered to the Administrative Agent an officer's certificate demonstrating compliance with such sections.

                  Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrower under this Agreement shall constitute a representation and warranty by the Borrower under this Agreement, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date or Issuance Date, as applicable, that the conditions in Section 5.02 are satisfied.

ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrower and the General Partner represents and warrants to the Administrative Agent and each Bank that:

6.01 Corporate or Partnership Existence and Power. The General Partner, the MLP, the Borrower and each of the Restricted Subsidiaries:

     (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify could reasonably be expected to have a Material Adverse Effect; and

(d) is in compliance with all Requirements of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

6.02 Corporate or Partnership Authorization; No Contravention. The execution, delivery and performance by the Borrower and the General Partner of this Agreement and each other Loan Document to which the General Partner, the Borrower or any Restricted Subsidiary is party, have been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner and any Restricted Subsidiary, and do not and will not:

     (a) contravene the terms of any of the General Partner's, the MLP's, the Borrower's or any Restricted Subsidiary's Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner, the MLP, the Borrower or any Restricted Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

(c)               violate any material Requirement of Law.

6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the General Partner, the Borrower or any Restricted Subsidiary of this Agreement or any other Loan Document, or (b) the continued operation of Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of the Borrower to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

6.04 Binding Effect. This Agreement and each other Loan Document to which the General Partner, the Borrower or any Restricted Subsidiary is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the General Partner, the MLP, the Borrower or any of its Subsidiaries or any of their respective properties which:

     (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06 No Default. No Default or Event of Default exists or would result from the incurring, continuing or converting of any Obligations by the Borrower. As of the Restatement Effective Date, neither the Borrower nor any Affiliate of the Borrower is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Restatement Effective Date, create an Event of Default under Section 9.01(e).

6.07 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower and the General Partner, nothing has occurred which would cause the loss of such qualification.

                  (b) There are no pending, or to the best knowledge of Borrower and the General Partner, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

                  (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

                  (d) No Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect.

                  (e) The Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

                  (f) The Borrower has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

                  (g) Except as specifically disclosed in Schedule 6.07, no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Except as specifically disclosed in Schedule 6.07, neither the Borrower nor any Person under common control with the Borrower (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11 and
Section 8.07. Neither the Borrower nor any Affiliate of the Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09 Title to Properties. The Borrower and each Restricted Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Restatement Effective Date and subject to the preceding sentence, the property of the Borrower and its Restricted Subsidiaries is subject to no Liens other than Permitted Liens.

6.10 Taxes. The General Partner has filed all Federal and other material tax returns and reports required to be filed, for itself and for the Borrower, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.

6.11 Financial Condition. (a) The audited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated July 31, 1999 and the unaudited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated January 31, 2000, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

(ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations (except that since such date the Borrower (x) issued $184,000,000 aggregate principal amount of the 2000 Notes and
         (y) repaid in full and irrevocably terminated the commitments under its $183,000,000 credit facility with BofA).

     (b) Since January 31, 2000, there has been no Material Adverse Effect.

                  (c) The General Partner, the MLP, the Borrower and each of the Restricted Subsidiaries are each Solvent, both before and after giving effect to the consummation of each of the transactions contemplated by the Loan Documents.

6.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13 Regulated Entities. None of the Borrower or any Affiliate of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.14 No Burdensome Restrictions. Neither the Borrower nor any Restricted Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower and the Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for those patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.16 Subsidiaries and Affiliates. The Borrower (a) has no Subsidiaries or other Affiliates except (i) those specifically disclosed in Schedule 6.16 as of the Restatement Effective Date, (ii) SPEs established in connection with Accounts Receivable Securitizations permitted by Section 8.05, (iii) Restricted and Unrestricted Subsidiaries established in compliance with Section 8.21 subsequent to the Restatement Effective Date and (iv) Joint Ventures established in compliance with Section 8.10 subsequent to the Restatement Effective Date, and
(b) has no equity investments in any corporation or entity other than Subsidiaries and Affiliates disclosed in subsection (a) above and other Permitted Investments.

6.17 Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or each such Subsidiary operates and consistent with the practice of the Borrower and the Restricted Subsidiaries as of the Restatement Effective Date.

     6.18 Tax Status. The Borrower is subject to taxation under the Code only as a partnership and not as a corporation.

6.19 Full Disclosure. None of the representations or warranties made by the Borrower or any Affiliate of the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Affiliate of the Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.20 Fixed Price Supply Contracts. None of the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

6.21 Trading Policies. The Borrower has provided to the Administrative Agent an accurate and complete summary of its trading position policy and supply inventory position policy and the Borrower has complied in all material respects with such policies.

6.22 Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could have been or could continue to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Accordingly, the Borrower and its Subsidiaries have developed a program to address such related problems, and have made related appropriate inquiry of material suppliers and vendors. To date, no problems connected with the Year 2000 Problem have occurred which have had a Material Adverse Effect on the Borrower or its Subsidiaries. Although some problems related to the Year 2000 Problem may remain as yet undetected, the Borrower believes that, based on such review and program, the "Year 2000 Problem" will not have a Material Adverse Effect.

ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  So long as any Bank shall have any Revolving Loan Commitment under this Agreement, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

7.01 Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks and consistent with the form and detail of financial statements and projections provided to the Administrative Agent by the Borrower and its Affiliates prior to the Restatement Effective Date, with sufficient copies for each Bank:

(a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 2000), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records;

(b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended April 30, 2000), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries;

(c) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first fiscal year during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' or shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in Section 7.01(a);

(d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, and the related consolidating statements of income, partners' or shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in
Section 7.01(b);

(e) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 2000), projected consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' or shareholders' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer as having been developed and prepared by the Borrower in good faith and based upon the Borrower's best estimates and best available information;

(f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner (commencing with the fiscal year ended July 31, 2000), a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in Section 7.01(a)); and

(g) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year and, with respect to the final fiscal quarter, concurrently with the financial statements referred to in
Section 7.01(a), a trading position report as of the last day of each fiscal quarter, certified by a Responsible Officer.

     7.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Bank:

(a) concurrently  with the delivery of the financial  statements  referred to in
Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Administrative Agent and Majority Banks shall require;

(c) promptly, copies of all financial statements and reports that the Borrower, the General Partner, the MLP or any Subsidiary sends to its partners or shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Affiliate of the Borrower, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

(d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, the General Partner, the MLP or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time request.

     7.03 Notices. The Borrower shall promptly notify the Administrative Agent and each Bank: -------

(a)               of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent that any of the foregoing has resulted or may reasonably be expected to result in a Material Adverse Effect;

(c) of any of the following events affecting the Borrower, the General Partner, the MLP or any Subsidiary, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Person with respect to such event:

(i)               an ERISA Event;

     (ii) if any of the representations and warranties in Section 6.07 ceases to be true and correct;

     (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

(iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

     (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries; and

(e) not later than five Business Days after the effective date of a change in the Borrower's trading position policy or inventory supply position policy, of any change in either policy.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

7.04 Preservation of Corporate or Partnership Existence, Etc. The General Partner and the Borrower shall, and the Borrower shall cause each Restricted Subsidiary to:

(a) preserve and maintain in full force and effect its partnership or corporate existence and good standing under the laws of its state or jurisdiction of organization or incorporation except in connection with transactions permitted by Section 8.03;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02, except where the failure to so preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;

(c) preserve its business organization and goodwill, except where the failure to so preserve its business organization or goodwill could not reasonably be expected to have a Material Adverse Effect; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05 Maintenance of Property. The Borrower shall maintain, and shall cause each Restricted Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Borrower and each Restricted Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.06 Insurance. The Borrower shall maintain, and shall cause each Restricted Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.07 Payment of Obligations. The Borrower and the General Partner shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary; and

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.08 Compliance with Laws. The Borrower shall comply, and shall cause each Restricted Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or the failure of which to comply with could not reasonably be expected to have a Material Adverse Effect.

7.09 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.10 Environmental Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws, except where failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

7.11 Use of Proceeds. The Borrower shall use the proceeds of (a) the Facility A Revolving Loans for working capital purposes only and (b) the Facility B Revolving Loans for working capital purposes, Acquisitions, capital expenditures and other general partnership purposes, in each case not in contravention of any Requirement of Law or of any Loan Document.

7.12              Financial Covenants.

(a) Leverage Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than (i) 5.10 to 1.00 as of the last day of each fiscal quarter ending on or prior to July 31, 2000, (ii) 5.25 to 1.00 as of the last day of each fiscal quarter ending after July 31, 2000 and on or prior to January 31, 2001, and (iii) 4.75 to 1.00 as of the last day of each fiscal quarter ending after January 31, 2001. For purposes of this Section 7.12(a), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and (y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters, provided, however, that prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 7.02(b), the Borrower may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two).

(b) Interest Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least (i) 2.25 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and (ii) 2.50 to 1.00 each such period of four fiscal quarters ending after January 31, 2001.

7.13 Trading and Supply Policies. The Borrower and its Affiliates shall comply with the Borrower's trading position policy and supply inventory position policy as in effect as of the Restatement Effective Date; provided, however, that the Borrower and its Affiliates may, during any period of four consecutive fiscal quarters, (a) increase the loss limits specified in either the trading position or supply inventory position policy by up to 100% of the amount of such limit as in effect as of the Restatement Effective Date and (b) increase the volume limits specified in either of such policies on the number of barrels of a single product or of all products in the aggregate by up to 100% of each such number as in effect as of the Restatement Effective Date.

7.14              Other General Partner Obligations.

(a) The General Partner shall cause the Borrower to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of the Borrower, and that its obligations under this Agreement as general partner are full recourse obligations to the same extent as those of the Borrower.

(b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents, and that it will remain Solvent until all Obligations under this Agreement shall have been repaid in full and all commitments shall have terminated.

(c) The General Partner, for so long as it is the general partner of the Borrower, (i) agrees that its sole business will be to act as the general partner of the Borrower, the MLP and any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Borrower), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement or described in or contemplated by the MLP Registration Statement, and (B) the acquisition, ownership or disposition of partnership interests in the Borrower or the MLP or any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

(d) The General Partner agrees that, until all Obligations under this Agreement shall have been repaid in full and all commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in the Borrower) the ability of the Borrower to use the name "Ferrellgas".

(e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

7.15 Monetary Judgments. If one or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any Restricted Subsidiary involving in the aggregate a material liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, then the Borrower shall maintain adequate reserves for such amount in accordance with GAAP. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash under this Agreement.

7.16              Designations With Respect to Subsidiaries.

(a) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of each of the following conditions:

                           (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and be continuing;

                           (ii) after giving effect to such designation, the Borrower would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of Section 8.05;

                           (iii) in the case of a designation of a Restricted Subsidiary, such Restricted Subsidiary shall have executed and delivered to the Administrative Agent a Guaranty and the Borrower shall otherwise be in compliance with Section 8.21;

                           (iv) in the case of a designation as an Unrestricted Subsidiary (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), (x) if such designation were deemed to constitute a sale by the Borrower or any Restricted Subsidiary of all the assets of the Subsidiary so designated, such sale would be in compliance with of Section 8.02 and (y) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries) were deemed to constitute an Investment by the Borrower or any Restricted Subsidiary in respect of all the assets of the Subsidiary so designated, such investment would be a Permitted Investment, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; and

                           (v) in the  case  of a  designation  of a  Restricted
         Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary.

                  (b) The Borrower shall deliver to the Administrative Agent and each Bank, within 20 Business Days after any such designation, a certificate of a Responsible Officer stating the effective date of such designation and stating that the foregoing conditions have been satisfied. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

                  (c) In the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have made or acquired all Investments owned by it and incurred all Indebtedness and other obligations owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

ARTICLE VIII

                               NEGATIVE COVENANTS

                  So long as any Bank shall have any Revolving Loan Commitment under this Agreement, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

8.01 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or sell any of its accounts receivable, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

     (a) Liens existing on the Restatement Effective Date set forth in Schedule 8.01;

(b) Liens in favor of the Borrower or Liens to secure Indebtedness of a Restricted Subsidiary to the Borrower or a Wholly-Owned Subsidiary;

(c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower;

(d) Liens on property existing at the time acquired by the Borrower or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person acquired;

(e) Liens on any property or asset acquired by the Borrower or any Restricted Subsidiary in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Borrower or such Subsidiary to secure the purchase price or other obligation of the Borrower or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

(f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Borrower or any of its Subsidiaries or impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries;

(j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Borrower or any of its Subsidiaries in the ordinary course of business; (k) Liens incurred and financing statements filed or recorded, in each case with respect to personal property leased by the Borrower and its Subsidiaries in the ordinary course of business to the owners of such personal property which are either (i) operating leases (including, without limitation, Synthetic Leases) or (ii) Capital Leases to the extent (but only to the extent) permitted by Section 8.05; provided, that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

     (l) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

(m) Liens incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Borrower or such Subsidiary;

(n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 8.05 and shall not have a principal amount in excess of the Indebtedness so refinanced;

(o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (n); provided that no such extension or renewal Lien shall (i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (ii) extend to any property or assets not subject to the Lien being so extended or renewed;

(p) Liens in favor of the Administrative Agent, any Issuing Bank and the Banks relating to the Cash Collateralization of the Borrower's Obligations; and

(q) Liens securing Indebtedness of an SPE in connection with an Accounts Receivable Securitization permitted by Section 8.05 (including the filing of any related financing statements naming the Borrower as the debtor thereunder in connection with the sale of accounts receivable by the Borrower to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under such Section 8.05.

8.02 Asset Sales. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower shall be governed by the provisions of Section 8.03 and not by the provisions of this Section 8.02), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (A) that have a fair market value in excess of the lesser of $10,000,000 or the amount (which amount is equal to $5,000,000 as of the Restatement Effective
Date) specified in Section 4.10 the 1996 Indenture as amended from time to time (such lesser amount, the "Applicable Amount"), or (B) for net proceeds in excess of the Applicable Amount (each of the foregoing, an "Asset Sale"), unless (X) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer and delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (Y) at least 80% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (w) sales or transfers of accounts receivable by the Borrower to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 8.05 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 8.05), (x) any transfer of assets by the Borrower or any of its Subsidiaries to the Borrower or a Restricted Subsidiary, (y) any transfer of assets by the Borrower or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 8.15 and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Investment or any sale-leaseback (including sale-leasebacks involving Synthetic Leases) permitted by Section 8.17.

8.03              Consolidations and Mergers.

(a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Borrower is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Borrower pursuant to an assumption agreement in a form reasonably satisfactory to the Administrative Agent, under this Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Borrower or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction and (B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 7.12(a).

(b) The Borrower shall deliver to the Administrative Agent prior to the consummation of the proposed transaction pursuant to the foregoing paragraph (a) an officers' certificate to the foregoing effect signed by a Responsible Officer and an opinion of counsel satisfactory to the Administrative Agent stating that the proposed transaction complies with this Agreement. The Administrative Agent and the Banks shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

(c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 8.03, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer to or include instead the successor Person and not the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower in this Agreement; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Obligations except in the case of a sale of all of such Borrower's assets that meets the requirements of Section 8.03.

8.04 Acquisitions. Without limiting the generality of any other provision of this Agreement, neither the Borrower nor any Restricted Subsidiary shall consummate any Acquisition unless (i) the acquiree is primarily a retail propane distribution business; (ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) immediately after giving effect thereto, no Default or Event of Default will occur or be continuing and each of the representations and warranties of the Borrower in this Agreement is true on and as of the date of such Acquisition, both before and after giving effect thereto. Nothing in Section 8.22 shall prohibit (x) the making by the Borrower of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which the Borrower shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is (if not otherwise permitted to be incurred by the Borrower pursuant to this Agreement) upon such assumption immediately repaid (with the proceeds of Revolving Loans or otherwise).

8.05 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Leases and the Borrower shall not issue any Disqualified Interests and shall not permit any of the Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and any Restricted Subsidiary of the Borrower may create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Lease to the extent that the Leverage Ratio is maintained in accordance with Section 7.12(a), both before and after giving effect to the incurrence of such Indebtedness or such Synthetic Lease, as the case may be, and, provided, further, that (x) the aggregate principal amount of (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of the Borrower and the Restricted Subsidiaries and (2) all Indebtedness for which the Borrower and any Restricted Subsidiary of the Borrower become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of the Borrower or any of the Restricted Subsidiaries, shall not exceed $65,000,000 at any one time outstanding, and (y) the principal amount of any Indebtedness for which the Borrower or any Restricted Subsidiary of the Borrower becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired, and (z) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

8.06 Transactions with Affiliates. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person and (b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower (or the General Partner) or such Restricted Subsidiary, Restricted Payments permitted by the provisions of
Section 8.12, and transactions entered into by the Borrower in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Borrower, the Restricted Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing in this Agreement shall authorize the payments by the Borrower to the General Partner or any other Affiliate of the Borrower for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and the Borrower shall pay in the ordinary course of business; and provided, further, that the foregoing provisions of this Section 8.06 shall not apply to transfers of accounts receivable of the Borrower to an SPE in connection with any Accounts Receivable Securitization permitted by Section 8.05.

8.07 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

8.08 Use of Proceeds - Ineligible Securities. The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.

8.09 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

(b) subject to compliance with the trading policies in effect from time to time as submitted to the Administrative Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

(c)               the Guaranties under this Agreement;

(d) Guaranty Obligations to the extent not prohibited by Section 8.05; and (e) indemnities not guaranteeing Indebtedness or Synthetic Lease Obligations of any Person.

8.10 Joint Ventures. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary, to enter into any Joint Venture unless the same shall be a Permitted Investment.

8.11 Lease Obligations. The aggregate obligations of the Borrower and the Restricted Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of the Borrower and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of (a) $40,000,000 or (b) 20% of (i) Consolidated Cash Flow of the Borrower for the most recently ended eight consecutive fiscal quarters divided by (ii) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 8.11. For purposes of this Section 8.11, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

8.12 Restricted Payments. The Borrower shall not and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Borrower's or any Restricted Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Borrower, (y) dividends or distributions payable to the Borrower or a Wholly-Owned Subsidiary that is a Restricted Subsidiary and a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem, call or otherwise acquire or retire for value any Equity Interests of the Borrower or any Restricted Subsidiary or other Affiliate of the Borrower (other than, subject to compliance with Section 8.21, any such Equity Interests owned by a Wholly-Owned Subsidiary that is a Restricted Subsidiary and a Guarantor); (iii) make any Investment other than a Permitted Investment; or (iv) prepay, purchase, redeem, retire, defease or refinance the 1998 Fixed Rate Senior Notes or the 2000 Notes (all payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), except to the extent that, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the representations and warranties of the Borrower set forth in this Agreement is true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

(b) the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than (i) 2.15 to
1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and (ii) 2.25 to 1.00 for each such period of four fiscal quarters ending after January 31, 2001; and

(c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to the Administrative Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of this Section 8.12) made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to (x) Available Cash of the Borrower for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of the Borrower during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Loans that the Borrower could have borrowed over the actual amount of Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

(d) such Restricted Payment (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 8.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 8.12) the amount of which (to be determined in accordance with clause (c) of this Section 8.12 if made other than with cash) shall not exceed an amount equal to (1) Consolidated Cash Flow of the Borrower and the Restricted Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus (2) the sum of Consolidated Interest Expense of the Borrower and the Restricted Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and the Restricted Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 8.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 8.12) made by the Borrower and the Restricted Subsidiaries during the period from and after October 31, 1996 through and including the date of the proposed Restricted Payment, plus (3) $30,000,000, plus (4) the excess, if any, of consolidated working capital of the Borrower and the Restricted Subsidiaries at July 31, 1996 over consolidated working capital of the Borrower and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of the Borrower and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of the Borrower and the Restricted Subsidiaries at July 31, 1996. For purposes of this
Section 8.12(d), the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

                  The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which the Borrower becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Agreement; and (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than any Disqualified Interests).

                  Not later than the date of making any Restricted Payment,  the
General Partner shall deliver to the Administrative Agent an officer's certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.12 were computed, which calculations may be based upon the Borrower's latest available financial statements.

8.13 Prepayments of Subordinated Indebtedness. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on part II of Schedule 8.05 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guaranty Obligations subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

8.14 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any indebtedness owed to the Borrower or any of the Restricted Subsidiaries, (c) make loans or advances to the Borrower or any of the Restricted Subsidiaries or (d) transfer any of its properties or assets to the Borrower or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) this Agreement, the 1998 Note Purchase Agreement, the 1998 Fixed Rate Senior Notes, the 2000 Note Purchase Agreement and the 2000 Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Borrower or any of the Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Restatement Effective Date pursuant to the provisions of
Section 8.05, provided that such restrictions are no more restrictive than those contained in this Agreement.

8.15 Change in Business. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and the Restricted Subsidiaries on the date of this Agreement.

8.16 Accounting Changes. The Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Restricted Subsidiary except as required by the Code.

8.17 Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Restricted Subsidiary of any property that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing; provided, however, that the Borrower or such Restricted Subsidiary may enter into such sale and leaseback transaction if: (i) the Borrower could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 7.12(a) and (B) secured a Lien on such Indebtedness pursuant to Section 8.01; (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property; or (iii) such sale and leaseback transaction is otherwise permitted by the last sentence of
Section 4.17 of the 1996 Indenture as in effect as of the date of this Agreement.

8.18              [Intentionally Omitted]

8.19  Amendments  of  Organization  Documents  or Certain Debt  Agreements.  The
Borrower shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of the Organization Documents of the General Partner, the Borrower or any Subsidiary of the Borrower, the MLP Senior Notes, the 1996 Indenture, the 1998 Fixed Rate Senior Notes, the 1998 Note Purchase Agreement, the 2000 Notes or the 2000 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Banks, the Borrower's ability to perform the Obligations, or the Guarantor's ability to perform its obligations under the Guaranty, in each such case without the prior written consent of the Administrative Agent and the Majority Banks. Furthermore, the Borrower shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on the Borrower without the prior written consent of the Administrative Agent and the Majority Banks.

8.20 Fixed Price Supply Contracts. None of the Borrower and the Restricted Subsidiaries shall at any time be a party or subject to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

8.21 Operations through Subsidiaries. The Borrower shall not conduct any of its operations through Restricted Subsidiaries unless: (a) such Restricted
Subsidiary executes a Guaranty guaranteeing payment of the Obligations accompanied by an opinion of counsel to the Restricted Subsidiary addressed to the Administrative Agent and the Banks as to the due authorization, execution, delivery and enforceability of the Guaranty; (b) such Restricted Subsidiary agrees not to incur any Indebtedness other than (i) trade debt, (ii) debt owed to the Borrower or any other Restricted Subsidiary and (iii) Acquired Debt otherwise permitted by this Agreement; (c) the Consolidated Cash Flow of such Restricted Subsidiary, when added to Consolidated Cash Flow of all other
Restricted Subsidiaries for any fiscal year, shall not exceed 10% of the Consolidated Cash Flow of the Borrower and the Restricted Subsidiaries for such fiscal year; and (d) the value of the assets of such Restricted Subsidiary, when added to the value of the assets of all other Restricted Subsidiaries for any fiscal year, shall not exceed 10% of the consolidated value of the assets of the Borrower and the Restricted Subsidiaries for such fiscal year, as determined in accordance with GAAP; provided that the requirements of subsections (c) and (d) above shall not apply as to any Restricted Subsidiary if the aggregate Indebtedness of such Restricted Subsidiary, when added to the Indebtedness of all other Restricted Subsidiaries at such time (excluding, in each case, debt of any such Restricted Subsidiary owed to the Borrower or another Restricted Subsidiary), shall not exceed $5 million. The Borrower shall not conduct any of its operations through, and shall not establish, create or otherwise invest in, any Unrestricted Subsidiary unless the same shall be a Permitted Investment.

8.22 Operations of MLP. Except in connection with an indirect Acquisition permitted by Section 8.04, the General Partner and the Borrower shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary or any Unrestricted Subsidiary) to operate or conduct any business substantially similar to that conducted by the Borrower and the Restricted Subsidiaries within a 25 mile radius of any business conducted by the Borrower and the Restricted Subsidiaries. In order to comply with this Section 8.22, the Borrower may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $15 million, as determined by the audit committee of the Board of Directors of the General Partner, the Borrower shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, the Administrative Agent and the Banks and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to the Borrower and the Restricted Subsidiaries, and (ii) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $50 million, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Majority Banks, the Administrative Agent shall have first retained, at the Borrower's expense, an investment banking firm on behalf of the Banks who shall also have rendered an opinion containing the statements and content referred to in clause (i).

ARTICLE IX

                                EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default": ----------------

(a) Non-Payment. The Borrower or the General Partner fails to pay, (i) when and as required to be paid under this Agreement, any amount of principal of any Loan or of any L/C Obligation, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable under this Agreement or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Borrower, the General Partner or any Subsidiary made or deemed made in this Agreement, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, the General Partner, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 2.01(a)(ii), 7.03 (other than subsection (d) thereof), 7.12, 7.13 or in any Section in Article VIII; or

(d) Other Defaults. The Borrower, the General Partner or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

(e) Cross-Default. The Borrower, the General Partner or any Restricted Subsidiary (i) fails to make any payment in respect of any Indebtedness,
Synthetic Lease Obligation or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, Synthetic Lease Obligation or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or Synthetic Lease Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or Synthetic Lease Obligation to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness, Synthetic Lease Obligation or Contingent Obligation to be prepaid, purchased or redeemed by the Borrower, the MLP, the General Partner or any Restricted Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The General Partner, the MLP, the Borrower or any Restricted Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner, the MLP, the Borrower or any Restricted Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the General Partner, the MLP, the Borrower or any Restricted Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the General Partner, the MLP, the Borrower or any Restricted Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $10,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000.

(i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Borrower, the General Partner or any Restricted Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $10,000,000; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower, the General Partner or any Restricted Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)               Adverse Change.  There occurs a Material Adverse Effect; or

(l) Certain Indenture Defaults, Etc. (i) To the extent not otherwise within the scope of Section 9.01(e) above, any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or 2000 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to the 1996 Indenture or any other Indebtedness guaranteed by the Borrower or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect (x) the Borrower or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or
(y) any "Event of Default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness; or

(m) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to the Guarantor.

     9.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a) declare the commitment of each Bank to make Loans and any obligation of an Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable;

(c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under this Agreement or under any other Loan Document to be immediately due and payable (including, without limitation, amounts due under Section 4.04), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Banks to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, any Issuing Bank or any Bank.

9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

9.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 7.12(a) or 7.12(b) as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

ARTICLE X

                            THE ADMINISTRATIVE AGENT

10.01 Appointment and Authorization. (a) Each of the Banks and each Issuing Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or any Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. The Documentation Agent shall have no duties or responsibilities in such capacity under this Agreement.

                  (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that such Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X, included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03 Liability of Administrative Agent and Issuing Banks. None of the Agent-Related Persons and Issuing Banks shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

10.04 Reliance by Administrative Agent and Issuing Banks. (a) The Administrative Agent and each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or applicable Issuing Bank. The Administrative Agent and each Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and each Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or an Issuing Bank to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons or any Issuing Bank has made any representation or warranty to it, and that no act by the Administrative Agent or any Issuing Bank hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person or any Issuing Bank to any Bank. Each Bank represents to the
Administrative Agent and the Issuing Banks that it has, independently and without reliance upon any Agent-Related Person or any Issuing Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any
Agent-Related Person or any Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents to be furnished to the Banks by the Administrative Agent or any Issuing Bank as specified on Schedule 10.06, neither the Administrative Agent nor any Issuing Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons or any Issuing Bank. The Administrative Agent shall promptly deliver to the Banks the items specified on Schedule 10.06 that are required to be provided by the Borrower only to the extent such items are actually provided by the Borrower.

10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons and the Issuing Banks (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with its Pro Rata Share on the date the Borrower's reimbursement obligation arises, from and against any and all Indemnified Liabilities;
provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons or the Issuing Banks of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent and the Issuing Banks upon demand for their ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by them in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that the Administrative Agent or the applicable Issuing Bank is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent or any Issuing Bank.

10.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or an Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans and participations in Letters of Credit, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or an Issuing Bank.

10.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent under this Agreement, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections
11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent under this Agreement until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as an "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

(i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor forms) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9 (or any successor form); and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

ARTICLE XI

                                  MISCELLANEOUS

11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or the General Partner therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Borrower and the General Partner and acknowledged by the Administrative Agent, do any of the following:

(a) increase or extend the Revolving Loan Commitment of any Bank (or reinstate any Revolving Loan Commitment terminated pursuant to Section 9.02);

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) under this Agreement or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified in this Agreement on any Loan, or (subject to clause (ii) below) any fees or other amounts payable under this Agreement or under any other Loan Document;

(d) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action under this Agreement;

(e) amend this Section, or Section 2.14, or any provision of this Agreement providing for consent or other action by all Banks; or

     (f) release any of the Guaranties or any liability of any Guarantor under a Guaranty;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Banks under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by any such Issuing Bank, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed solely by the parties thereto.

11.02 Notices. (a) Except as otherwise specifically provided in Section 3.02, all notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to any Issuing Bank shall not be effective until actually received by such Issuing Bank at the address specified for the "Issuing Banks" on the applicable signature page of this Agreement.

                  (c) Any agreement of the Administrative Agent and the Banks in this Agreement to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04             Costs and Expenses.  The Borrower shall:
                  ------------------

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent and an Issuing
Bank) and the  Arranger  within  five  Business  Days after  demand  (subject to
Section 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent and an Issuing Bank) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document, the Existing Credit Agreement and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable (giving due regard to the prevailing circumstances) Attorney Costs incurred by BofA (including in its capacity as Administrative Agent and an Issuing Bank) and the Arranger with respect thereto; and

(b) pay or reimburse the Administrative Agent, the Arranger, each Issuing Bank and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, the Issuing Banks, the Arranger and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable (giving due regard to the prevailing circumstances) costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank or Issuing Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the actual or proposed use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

11.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank. Any attempted or purported assignment in contravention of the preceding sentence shall be null and void.

11.08 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default), the Administrative Agent and the applicable Issuing Bank(s), which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower, the Administrative Agent or an Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Revolving Loan Commitments, the L/C Obligations and the other rights and obligations of such Bank under this Agreement in an aggregate minimum amount of $10,000,000 or a lesser amount as is agreed upon by the Administrative Agent and the Borrower (except that no minimum amount shall apply to an assignment from a Bank to an Assignee that is then a Bank), pro-rated in accordance with the respective amounts of the Facility A Commitment and the Facility B Commitment of such Bank; provided that such Bank shall retain an aggregate amount of not less than $10,000,000 in respect thereof, unless such Bank assigns and delegates all of its rights and obligations pursuant to this Agreement to one or more Eligible Assignees at the time and subject to the conditions set forth in this Agreement; and provided, further, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment; and (iii) the assignor Bank has paid to the Administrative Agent a processing fee in the amount of $3,500.

                  (b) From and  after  the date  that the  Administrative  Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations under this Agreement and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with Section 11.08(a)), if the Assignee so requests, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Revolving Loan Commitments and, if the assignor Bank has retained a portion of its Loans and its Revolving Loan Commitments and so requests, replacement Notes in the principal amount or amounts of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such
Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Loan Commitments arising therefrom. The Revolving Loan Commitments allocated to each Assignee shall reduce such Revolving Loan Commitments of the assigning Bank pro tanto and the Administrative Agent shall promptly prepare and distribute a new Schedule 2.01 reflecting the new commitments.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Revolving Loan Commitments of that Bank and the other interests of that Bank (the "originating Bank") under this Agreement and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank under this Agreement, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy under this Agreement or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks under this Agreement, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Bank.

                  (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it under this Agreement and of such other administrative information as the Administrative Agent shall reasonably request.

11.11 Assignment of Revolving Loans. (a) On or prior to the Restatement Effective Date, the Administrative Agent shall notify each Bank of the amount required to be paid by or to such Bank so that the Revolving Loans held by the Banks on the Restatement Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Bank pro rata in accordance with the Revolving Loan Commitments of the Banks set forth on
Schedule 2.01. Each Bank which is required to reduce the amount of Revolving Loans held by it (each such Bank, a "Decreasing Bank") shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Bank warrants that it is the legal and beneficial owner of the Loans assigned by it under this Section 11.11 and that such Loans are held by such Decreasing Bank free and clear of adverse claims), to each Bank which is required to increase the amount of Revolving Loans held by it (each such Bank, an "Increasing Bank"), and each Increasing Bank shall irrevocably acquire from the Decreasing Banks, a portion of the principal amount of the Revolving Loans of each Decreasing Bank (collectively, the "Acquired Portion") outstanding on the Restatement Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each Increasing Bank and each Decreasing Bank as of the Restatement Effective Date shall be held in accordance with each such Bank's Pro Rata Share (if any) as of such date. Such assignment and acquisition shall be effective on the Restatement Effective Date automatically and without any action required on the part of any party other than the payment by the Increasing Banks to the Administrative Agent for the account of the Decreasing Banks of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. San Francisco time on the Restatement Effective Date to the Decreasing Banks pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Banks on the Restatement Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Banks shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payment to be made in respect of the Acquired Portion shall be made by the Increasing Banks to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. San Francisco time on the Restatement Effective Date, such payment to be made by the Increasing Banks pro rata based upon the respective increases in the principal amount of the Revolving Loans held by such Banks on the Restatement Effective Date (before giving effect to any new Revolving Loans made on such date).

(b) To the extent any of the Revolving Loans acquired by the Increasing Banks from the Decreasing Banks pursuant to Section 11.11(a) above are Eurodollar Rate Loans and the Restatement Effective Date is not the last day of an Interest Period for such Loans, the Decreasing Banks shall be entitled to compensation from the Borrower as provided in Section 4.04 of the Existing Credit Agreement (as if the Borrower had prepaid such Loans in an amount equal to the Acquired Portion on the Restatement Effective Date). The payment made by the Increasing Banks in respect of the Acquired Portion shall constitute a Loan made by the Increasing Banks on the Restatement Effective Date, and to the extent any Loan acquired by the Increasing Banks on the Restatement Effective Date is a Eurodollar Rate Loan and such date is not the last day of an Interest Period for such Loan, such Loan shall accrue interest at the rate then applicable to such Loan until such last day; provided, however, that the Borrower shall compensate the Increasing Banks for an amount equal to the amount, if any, by which the cost to the Increasing Banks of funding the amount of each such Loan in the respective market for the period from such date to the last day of the then Interest Period for such Loan exceeds such applicable rate.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. The parties hereto shall deliver to each other an original counterpart of this Agreement promptly after the delivery by telecopier; provided, however, that the failure by any party to so deliver an original counterpart shall not affect the sufficiency of a telecopy of such counterpart (and the fact that such telecopy constitutes the due and sufficient delivery of such counterpart), as provided above.

11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required under this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required under this Agreement.

11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Administrative Agent and the Agent-Related Persons, the Arranger and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ALL NOTES ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

11.16 Waiver of Jury Trial. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.17 Entire Agreement. From and after the Restatement Effective Date (if it shall occur), this Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between and among the Borrower, the General Partner, the Banks and the Administrative Agent, and supersedes the Existing Credit Agreement and all other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

DOCSLA1:344952.1

DOCSLA1:344952.1
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FERRELLGAS, L.P.

By: Ferrellgas, Inc.
Its: General Partner


By: /s/ Kevin T. Kelly
Name: Kevin T. Kelly
Title: Vice President and Chief Financial Officer


FERRELLGAS, INC.


By: /s/ Kevin T. Kelly
Name: Kevin T. Kelly
Title: Vice President and Chief Financial Officer


Address for Notices for
each of the Borrower and
the General Partner:

One Liberty Plaza
Liberty, Missouri 64068
Attention: Chief Financial Officer
Telephone: (816) 792-6901
Facsimile: (816) 792-6979


BANK OF AMERICA, N.A., as Administrative Agent


By: /s/ Daryl G.Patterson
Name: Daryl G. Patterson
Title: Managing Director





                       [SIGNATURES CONTINUED ON NEXT PAGE]

BANK OF AMERICA, N.A., as a Bank


By: /s/ Daryl G. Patterson
Name: Daryl G. Patterson
Title: Managing Director









































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



WELLS FARGO BANK (TEXAS), N.A.


By: /s/ Charles D. Kirkham
Name: Charles D. Kirkham
Title: Vice President









































                       [SIGNATURES CONTINUED ON NEXT PAGE]

BANK ONE, NA (Chicago Office)


By: /s/ Jeanie C. Harman
Name: Jeanie C. Harman
Title: Officer









































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



FIRSTAR BANK N.A.


By: /s/ Barry P. Sullivan
Name: Barry P. Sullivan
Title: Vice President









































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



LASALLE BANK NATIONAL ASSOCIATION


By: /s/ Brian Peterson
Name: Brian Peterson
Title: Vice President









































                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                     PARIBAS


By: /s/ Rosine K. Matthews
Name: Rosine K. Matthews
Title: Vice President


By: /s/ Larry Robinson
Name: Larry Robinson
Title: Vice President



































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BANK OF OKLAHOMA, N.A.


By: /s/ Chris Amburgy
Name: Chris Amburgy
Title: Assistant Vice President









































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THE FUJI BANK, LIMITED


By: /s/ Nate Ellis
Name: Nate Ellis
Title: Senior Vice President and Manager





































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                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                                 Page

                                TABLE OF CONTENTS





ARTICLE I             DEFINITIONS................................................................................2

         1.01     Certain Defined Terms..........................................................................2

         1.02     Other Interpretive Provisions.................................................................29

         1.03     Accounting Principles.........................................................................29

ARTICLE II            THE CREDITS...............................................................................30

         2.01     Amounts and Terms of Revolving Loan Commitments...............................................30

         2.02     Loan Accounts.................................................................................31

         2.03     Procedure for Borrowing.......................................................................32

         2.04     Conversion and Continuation Elections.........................................................32

         2.05     Voluntary Termination or Reduction of Revolving Loan Commitments..............................34

         2.06     Optional Prepayments..........................................................................34

         2.07     Mandatory Prepayments of Loans; Mandatory Commitment Reductions...............................35

         2.08     Repayment.....................................................................................35

         2.09     Interest......................................................................................36

         2.10     Fees..........................................................................................37

         2.11     Computation of Fees and Interest..............................................................37

         2.12     Payments by the Borrower......................................................................38

         2.13     Payments by the Banks to the Administrative Agent.............................................38

         2.14     Sharing of Payments, Etc......................................................................39

         2.15     Discretionary Swingline Loans.................................................................39

ARTICLE III           THE LETTERS OF CREDIT.....................................................................41

         3.01     The Letter of Credit Subfacility..............................................................41

         3.02     Issuance, Amendment and Renewal of Letters of Credit..........................................42

         3.03     Existing Letters of Credit; Risk Participations, Drawings and Reimbursements..................44

         3.04     Repayment of Participations...................................................................46

         3.05     Role of the Issuing Banks.....................................................................46

         3.06     Obligations Absolute..........................................................................47

         3.07     Cash Collateral Pledge........................................................................48

         3.08     Letter of Credit Fees.........................................................................48

         3.09     Uniform Customs and Practice..................................................................48

ARTICLE IV            TAXES, YIELD PROTECTION AND ILLEGALITY....................................................49

         4.01     Taxes.........................................................................................49

         4.02     Illegality....................................................................................50

         4.03     Increased Costs and Reduction of Return.......................................................50

         4.04     Funding Losses................................................................................51

         4.05     Inability to Determine Rates..................................................................52

         4.06     Survival......................................................................................52

         4.07     Replacement of Banks..........................................................................52

ARTICLE V             CONDITIONS PRECEDENT......................................................................53

         5.01     Conditions to Effectiveness...................................................................53

         5.02     Conditions to All Extensions of Credit........................................................55

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................56

         6.01     Corporate or Partnership Existence and Power..................................................56

         6.02     Corporate or Partnership Authorization; No Contravention......................................56

         6.03     Governmental Authorization....................................................................56

         6.04     Binding Effect................................................................................57

         6.05     Litigation....................................................................................57

         6.06     No Default....................................................................................57

         6.07     ERISA Compliance..............................................................................57

         6.08     Use of Proceeds; Margin Regulations...........................................................58

         6.09     Title to Properties...........................................................................58

         6.10     Taxes.........................................................................................58

         6.11     Financial Condition...........................................................................59

         6.12     Environmental Matters.........................................................................59

         6.13     Regulated Entities............................................................................59

         6.14     No Burdensome Restrictions....................................................................59

         6.15     Copyrights, Patents, Trademarks and Licenses, etc.............................................59

         6.16     Subsidiaries and Affiliates...................................................................60

         6.17     Insurance.....................................................................................60

         6.18     Tax Status....................................................................................60

         6.19     Full Disclosure...............................................................................60

         6.20     Fixed Price Supply Contracts..................................................................60

         6.21     Trading Policies..............................................................................61

         6.22     Year 2000.....................................................................................61

ARTICLE VII           AFFIRMATIVE COVENANTS.....................................................................61

         7.01     Financial Statements..........................................................................61

         7.02     Certificates; Other Information...............................................................62

         7.03     Notices.......................................................................................63

         7.04     Preservation of Corporate or Partnership Existence, Etc.......................................64

         7.05     Maintenance of Property.......................................................................64

         7.06     Insurance.....................................................................................65

         7.07     Payment of Obligations........................................................................65

         7.08     Compliance with Laws..........................................................................65

         7.09     Inspection of Property and Books and Records..................................................65

         7.10     Environmental Laws............................................................................66

         7.11     Use of Proceeds...............................................................................66

         7.12     Financial Covenants...........................................................................66

         7.13     Trading and Supply Policies...................................................................66

         7.14     Other General Partner Obligations.............................................................66

         7.15     Monetary Judgments............................................................................67

         7.16     Designations With Respect to Subsidiaries.....................................................67

ARTICLE VIII          NEGATIVE COVENANTS........................................................................68

         8.01     Limitation on Liens...........................................................................69

         8.02     Asset Sales...................................................................................71

         8.03     Consolidations and Mergers....................................................................72

         8.04     Acquisitions..................................................................................72

         8.05     Limitation on Indebtedness....................................................................73

         8.06     Transactions with Affiliates..................................................................73

         8.07     Use of Proceeds...............................................................................74

         8.08     Use of Proceeds - Ineligible Securities.......................................................74

         8.09     Contingent Obligations........................................................................74

         8.10     Joint Ventures................................................................................75

         8.11     Lease Obligations.............................................................................75

         8.12     Restricted Payments...........................................................................75

         8.13     Prepayments of Subordinated Indebtedness......................................................77

         8.14     Dividend and Other Payment Restrictions Affecting Subsidiaries................................77

         8.15     Change in Business............................................................................78

         8.16     Accounting Changes............................................................................78

         8.17     Limitation on Sale and Leaseback Transactions.................................................78

         8.19     Amendments of Organization Documents or Certain Debt Agreements...............................78
         8.20     Fixed Price Supply Contracts..................................................................79

         8.21     Operations through Subsidiaries...............................................................79

         8.22     Operations of MLP.............................................................................79

ARTICLE IX            EVENTS OF DEFAULT.........................................................................80

         9.01     Event of Default..............................................................................80

         9.02     Remedies......................................................................................82

         9.03     Rights Not Exclusive..........................................................................83

         9.04     Certain Financial Covenant Defaults...........................................................83

ARTICLE X             THE ADMINISTRATIVE AGENT..................................................................83

         10.01    Appointment and Authorization.................................................................83

         10.02    Delegation of Duties..........................................................................84

         10.03    Liability of Administrative Agent and Issuing Banks...........................................84

         10.04    Reliance by Administrative Agent and Issuing Banks............................................84

         10.05    Notice of Default.............................................................................85

         10.06    Credit Decision...............................................................................85

         10.07    Indemnification...............................................................................86

         10.08    Administrative Agent in Individual Capacity...................................................86

         10.09    Successor Administrative Agent................................................................86

         10.10    Withholding Tax...............................................................................87

ARTICLE XI            MISCELLANEOUS.............................................................................88

         11.01    Amendments and Waivers........................................................................88

         11.02    Notices.......................................................................................89

         11.03    No Waiver; Cumulative Remedies................................................................90

         11.04    Costs and Expenses............................................................................90

         11.05    Indemnity.....................................................................................90

         11.06    Payments Set Aside............................................................................91

         11.07    Successors and Assigns........................................................................91

         11.08    Assignments, Participations, Etc..............................................................91

         11.09    Set-off.......................................................................................93

         11.10    Notification of Addresses, Lending Offices, Etc...............................................94

         11.11    Assignment of Revolving Loans.................................................................94

         11.12    Counterparts..................................................................................95

         11.13    Severability..................................................................................95

         11.14    No Third Parties Benefited....................................................................95

         11.15    Governing Law and Jurisdiction................................................................95

         11.16    Waiver of Jury Trial..........................................................................96

         11.17    Entire Agreement..............................................................................96

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